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                                   EXHIBIT 2.1




















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                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                                NUI CORPORATION,

                              VGC ACQUISITION, INC.

                                       AND

                              VIRGINIA GAS COMPANY







                            Dated as of June 13, 2000


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                                TABLE OF CONTENTS

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
ARTICLE I  DEFINITIONS............................................................................................6
         Section 1.1.       AGREEMENT.............................................................................6
         Section 1.2.       AVERAGE NUI PRICE.....................................................................6
         Section 1.3.       AVERAGING PERIOD......................................................................6
         Section 1.4.       BERENSON..............................................................................6
         Section 1.5.       CERTIFICATE OF MERGER.................................................................6
         Section 1.6.       CERTIFICATES..........................................................................7
         Section 1.7.       CIBC..................................................................................7
         Section 1.8.       CLOSING; CLOSING DATE.................................................................7
         Section 1.9.       CODE..................................................................................7
         Section 1.10.      CONFIDENTIALITY AGREEMENT.............................................................7
         Section 1.11.      CONTRACT..............................................................................7
         Section 1.12.      CONVERSION RATIO......................................................................7
         Section 1.13.      DETERMINATION DATE....................................................................7
         Section 1.14.      DGCL..................................................................................7
         Section 1.15.      EASEMENT..............................................................................7
         Section 1.16.      EFFECTIVE TIME........................................................................7
         Section 1.17.      ENVIRONMENTAL LAWS....................................................................7
         Section 1.18.      ERISA.................................................................................8
         Section 1.19.      EXCHANGE ACT..........................................................................8
         Section 1.20.      EXCHANGE AGENT........................................................................8
         Section 1.21.      FERC..................................................................................8
         Section 1.22.      FUNDED DEBT...........................................................................8
         Section 1.23.      GAAP..................................................................................8
         Section 1.24.      GOVERNMENTAL AUTHORITY................................................................8
         Section 1.25.      HAZARDOUS MATERIALS...................................................................8
         Section 1.26.      HSR ACT...............................................................................8
         Section 1.27.      IRS...................................................................................8
         Section 1.28.      JOINT PROXY STATEMENT/PROSPECTUS......................................................8
         Section 1.29.      KNOWLEDGE OF NUI......................................................................8
         Section 1.30.      KNOWLEDGE OF VIRGINIA GAS.............................................................8
         Section 1.31.      LAW...................................................................................8
         Section 1.32.      MATERIAL ADVERSE EFFECT...............................................................9
         Section 1.33.      MERGER................................................................................9
         Section 1.34.      MERGER SUBSIDIARY.....................................................................9
         Section 1.35.      NASDAQ................................................................................9
         Section 1.36.      NUI...................................................................................9
         Section 1.37.      NUI BENEFIT PLANS.....................................................................9
         Section 1.38.      NUI COMMON STOCK......................................................................9
         Section 1.39.      NUI COMPANIES.........................................................................9
         Section 1.40.      NUI ERISA PLAN........................................................................9
         Section 1.41.      NUI REQUIRED CONSENTS.................................................................9
         Section 1.42.      NUI SEC REPORTS.......................................................................9

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         Section 1.43.      NYSE..................................................................................9
         Section 1.44.      OTHER VIRGINIA GAS INTERESTED PERSON..................................................9
         Section 1.45.      OUT OF POCKET EXPENSES...............................................................10
         Section 1.46.      PARTNERSHIP; PARTNERSHIPS............................................................10
         Section 1.47.      PERMITS..............................................................................10
         Section 1.48.      PETROLEUM AND NATURAL GAS PRODUCTS...................................................10
         Section 1.49.      PUHCA................................................................................10
         Section 1.50.      REGISTRATION STATEMENT...............................................................10
         Section 1.51.      SEC..................................................................................10
         Section 1.52.      SECURITIES ACT.......................................................................10
         Section 1.53.      SPECIAL MEETING......................................................................10
         Section 1.54.      SUBSIDIARY; SUBSIDIARIES.............................................................10
         Section 1.55.      SUPERIOR PROPOSAL....................................................................10
         Section 1.56.      TAX RETURNS..........................................................................11
         Section 1.57.      TAXES................................................................................11
         Section 1.58.      VIRGINIA GAS.........................................................................11
         Section 1.59.      VIRGINIA GAS AFFILIATE...............................................................11
         Section 1.60.      VIRGINIA GAS COMMON STOCK............................................................11
         Section 1.61.      VIRGINIA GAS COMPANIES...............................................................11
         Section 1.62.      VIRGINIA GAS PARTNERSHIPS............................................................11
         Section 1.63.      VIRGINIA GAS REQUIRED CONSENTS.......................................................11
         Section 1.64.      VIRGINIA GAS SEC REPORTS.............................................................11
         Section 1.65.      VIRGINIA GAS SUBSIDIARY..............................................................11
         Section 1.66.      VSCC.................................................................................11
         Section 1.67.      WARRANTS; WARRANT AGREEMENT..........................................................12

ARTICLE II  THE MERGER...........................................................................................12
         Section 2.1.       THE MERGER...........................................................................12
         Section 2.2.       EXCHANGE OF CERTIFICATES.............................................................12
         Section 2.3.       VIRGINIA GAS STOCK OPTIONS AND WARRANTS..............................................13
         Section 2.4.       VIRGINIA GAS ACTIONS.................................................................14

ARTICLE III  SHAREHOLDER APPROVAL; CLOSING.......................................................................14
         Section 3.1.       SHAREHOLDER APPROVAL.................................................................14
         Section 3.2.       TIME AND PLACE OF CLOSING............................................................14

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF NUI................................................................15
         Section 4.1.       ORGANIZATION AND AUTHORITY OF THE NUI COMPANIES......................................15
         Section 4.2.       CAPITALIZATION.......................................................................15
         Section 4.3.       AUTHORITY RELATIVE TO THIS AGREEMENT.................................................15
         Section 4.4.       CONSENTS AND APPROVALS; NO VIOLATIONS................................................16
         Section 4.5.       REPORTS..............................................................................17
         Section 4.6.       ABSENCE OF CERTAIN EVENTS............................................................17
         Section 4.7.       JOINT PROXY STATEMENT/PROSPECTUS.....................................................17
         Section 4.8.       LITIGATION...........................................................................17
         Section 4.9.       EMPLOYEE BENEFIT PLANS...............................................................18
         Section 4.10.      TAX MATTERS..........................................................................18

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         Section 4.11.      COMPLIANCE WITH LAW..................................................................19
         Section 4.12.      FEES AND EXPENSES OF BROKERS AND OTHERS..............................................19
         Section 4.13.      ACCURACY OF INFORMATION..............................................................19
         Section 4.14.      ABSENCE OF UNDISCLOSED LIABILITIES...................................................19
         Section.4.15       MERGER SUBSIDIARY....................................................................19

ARTICLE V  REPRESENTATIONS AND WARRANTIES OF VIRGINIA GAS........................................................20
         Section 5.1.       ORGANIZATION AND AUTHORITY OF THE VIRGINIA GAS COMPANIES.............................20
         Section 5.2.       CAPITALIZATION.......................................................................20
         Section 5.3.       AUTHORITY RELATIVE TO THIS AGREEMENT.................................................21
         Section 5.4.       CONSENTS AND APPROVALS; NO VIOLATIONS................................................21
         Section 5.5.       REPORTS..............................................................................21
         Section 5.6.       ABSENCE OF CERTAIN EVENTS............................................................22
         Section 5.7.       JOINT PROXY STATEMENT/PROSPECTUS.....................................................23
         Section 5.8.       LITIGATION...........................................................................23
         Section 5.9.       TITLE TO AND SUFFICIENCY OF ASSETS; EASEMENTS........................................23
         Section 5.10.      CONTRACTS............................................................................24
         Section 5.11.      LABOR MATTERS........................................................................25
         Section 5.12.      EMPLOYEE BENEFIT PLANS...............................................................25
         Section 5.13.      TAX MATTERS..........................................................................26
         Section 5.14.      COMPLIANCE WITH LAW..................................................................27
         Section 5.15.      TRANSACTIONS WITH AFFILIATES.........................................................27
         Section 5.16.      ENVIRONMENTAL CONDITIONS.............................................................28
         Section 5.17.      INSURANCE............................................................................30
         Section 5.18.      INTELLECTUAL PROPERTY................................................................30
         Section 5.19.      FEES AND EXPENSES OF BROKERS AND OTHERS..............................................30
         Section 5.20.      REGULATION AS UTILITY................................................................30
         Section 5.21.      FERC JURISDICTION....................................................................31
         Section 5.22.      ACCURACY OF INFORMATION..............................................................31
         Section 5.23.      ABSENCE OF UNDISCLOSED LIABILITIES...................................................31
         Section 5.24.      OPINION OF FINANCIAL ADVISOR.........................................................31
         Section 5.25.      VIRGINIA GAS YEAR 2000 COMPLIANCE....................................................31
         Section 5.26.      VOTE REQUIRED........................................................................32
         Section 5.27.      SECTION 203 OF THE DGCL; STATE TAKEOVER STATUTES.....................................32
         Section 5.28.      VIRGINIA GAS AFFILIATES AND PARTNERSHIPS.............................................32
         Section 5.29.      CERTAIN AGREEMENTS...................................................................32

ARTICLE VI  COVENANTS............................................................................................33
         Section 6.1.       CONDUCT OF THE BUSINESSES OF NUI AND VIRGINIA GAS....................................33
         Section 6.2.       NO SOLICITATION......................................................................34
         Section 6.3.       THE REGISTRATION STATEMENT; LISTING..................................................35
         Section 6.4.       ACCESS TO INFORMATION; CONFIDENTIALITY AGREEMENT.....................................36
         Section 6.5.       BEST EFFORTS.........................................................................37
         Section 6.6.       CONSENTS.............................................................................37
         Section 6.7.       PUBLIC ANNOUNCEMENTS.................................................................37
         Section 6.8.       AFFILIATES...........................................................................38
         Section 6.9.       INTENTIONALLY OMITTED................................................................38

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         Section 6.10.      LETTER OF VIRGINIA GAS'ACCOUNTANTS...................................................38
         Section 6.11.      LETTER OF NUI'S ACCOUNTANTS..........................................................38
         Section 6.12.      OPINIONS OF FINANCIAL ADVISORS.......................................................38
         Section 6.13.      INDEMNIFICATION; INSURANCE...........................................................38
         Section 6.14.      PUHCA AND THE NATURAL GAS ACT........................................................38
         Section 6.15.      INTERIM FINANCING....................................................................39
         Section 6.16.      AMENDMENT OF AGREEMENT IN CERTAIN CIRCUMSTANCES......................................39

ARTICLE VII  CONDITIONS PRECEDENT TO CONSUMMATION OF THE MERGER..................................................39
         Section 7.1.      CONDITIONS PRECEDENT TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER..................39
         Section 7.2.       CONDITIONS PRECEDENT TO OBLIGATIONS OF VIRGINIA GAS..................................40
         Section 7.3.       CONDITIONS PRECEDENT TO OBLIGATIONS OF NUI...........................................40

ARTICLE VIII  TERMINATION; AMENDMENT; WAIVER.....................................................................41
         Section 8.1.       TERMINATION..........................................................................41
         Section 8.2.       EFFECT OF TERMINATION................................................................42
         Section 8.3.       TERMINATION FEE......................................................................43
         Section 8.4.       AMENDMENT............................................................................43
         Section 8.5.       EXTENSION; WAIVER....................................................................43

ARTICLE IX  MISCELLANEOUS........................................................................................44
         Section 9.1.       ENTIRE AGREEMENT; ASSIGNMENT.........................................................44
         Section 9.2.       NOTICES..............................................................................44
         Section 9.3.       GOVERNING LAW........................................................................45
         Section 9.4.       DESCRIPTIVE HEADINGS.................................................................45
         Section 9.5.       PARTIES IN INTEREST..................................................................45
         Section 9.6.       COUNTERPARTS.........................................................................45
         Section 9.7.       SPECIFIC PERFORMANCE.................................................................45
         Section 9.8.       FEES AND EXPENSES....................................................................45
         Section 9.9.       SEVERABILITY.........................................................................45

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                                    EXHIBITS

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
Exhibit 1.5          Certificate of Merger
Exhibit 1.29         Knowledge of NUI
Exhibit 1.30         Knowledge of Virginia Gas
Exhibit 1.44         Other Virginia Gas Interested Persons
Exhibit 1.59         Virginia Gas Affiliates
Exhibit 1.62         Virginia Gas Partnerships
Exhibit 1.65         Virginia Gas Subsidiaries
Exhibit 3.1A         Certain Shareholders of Virginia Gas
Exhibit 3.1B         Form of Virginia Gas Shareholder Letter
Exhibit 4.4          NUI Required Consents
Exhibit 4.6          Adverse Changes Affecting NUI
Exhibit 4.8          NUI Litigation
Exhibit 4.10         Tax Matters Concerning NUI
Exhibit 5.2          Virginia Gas Options, Warrants, Subscriptions or Other Rights
Exhibit 5.4          Virginia Gas Required Consents
Exhibit 5.5          Virginia Gas Reports
Exhibit 5.6          Adverse Changes Affecting Virginia Gas
Exhibit 5.8          Virginia Gas Litigation
Exhibit 5.9          Title to and Sufficiency of Assets; Easements
Exhibit 5.10         Virginia Gas Contracts
Exhibit 5.11         Virginia Gas Labor Matters
Exhibit 5.12         Virginia Gas Benefit Plans
Exhibit 5.13         Tax Matters Concerning Virginia Gas
Exhibit 5.15         Transactions With Affiliates by Virginia Gas
Exhibit 5.16         Environmental Conditions
Exhibit 5.20         Virginia Gas Regulated Entities
Exhibit 5.29         Certain Agreements
Exhibit 6.4          Environmental Assessments
Exhibit 6.8          Form of Virginia Gas Affiliate Letter
Exhibit 6.15         Interim Financing

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                                      -v-

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                      AGREEMENT AND PLAN OF REORGANIZATION

AGREEMENT AND PLAN OF REORGANIZATION, dated as of June __, 2000, by and among NUI CORPORATION, a New Jersey corporation ("NUI"), VGC ACQUISITION, INC., a Delaware corporation and wholly owned subsidiary of NUI ("Merger Subsidiary") and VIRGINIA GAS COMPANY, a Delaware corporation ("Virginia Gas").

                                    RECITALS

WHEREAS, the respective Boards of Directors of NUI and Virginia Gas have determined that it is in the best interests of their respective stockholders that the businesses and operations of NUI and Virginia Gas be combined; and WHEREAS, the parties have determined that the most practical manner to give effect to such combination is through the merger of Merger Subsidiary with and into Virginia Gas (the "Merger"), with Virginia Gas to be the surviving corporation of such Merger; and WHEREAS, pursuant to the Merger, each outstanding share of Virginia Gas Common Stock (as hereinafter defined) will be converted into shares of NUI Common Stock (as hereinafter defined) in accordance with the terms hereof; and. WHEREAS, for Federal income tax purposes, it is intended that the transactions contemplated by this Agreement shall constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder. NOW, THEREFORE, in consideration of the premises, which are incorporated into and made part of this Agreement, and of the mutual representations, warranties, covenants, agreements and conditions set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.1. AGREEMENT. "Agreement" shall mean this Agreement and Plan of Reorganization, together with the Certificate of Merger and other Exhibits attached hereto, as amended from time to time in accordance with the terms hereof.

         Section 1.2. AVERAGE NUI PRICE. "Average NUI Price" shall have the meaning given in SECTION 2.1 hereof.

         Section 1.3. AVERAGING PERIOD. "Averaging Period" shall have the meaning given in SECTION 2.1 hereof.

         Section 1.4. BERENSON. "Berenson" shall mean Berenson Minella & Co., financial advisors to NUI.

         Section 1.5. CERTIFICATE OF MERGER. "Certificate of Merger" shall mean the Certificate of Merger of Merger Subsidiary with and into Virginia Gas, in substantially the form attached hereto as EXHIBIT 1.5.

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         Section 1.6. CERTIFICATES. "Certificates" shall have the meaning given in SECTION 2.2 hereof.

         Section 1.7. CIBC. "CIBC" means CIBC Oppenheimer, financial advisors to Virginia Gas.

         Section 1.8. CLOSING; CLOSING DATE. "Closing" shall mean the closing conference held pursuant to SECTION 3.2 hereof, and "Closing Date" shall mean the date on which the Closing occurs.

         Section 1.9. CODE. "Code" shall mean the Internal Revenue Code of 1986, as amended.

         Section 1.10. CONFIDENTIALITY AGREEMENT. "Confidentiality Agreement" shall mean the letter agreement, dated February 1, 2000, between Virginia Gas and NUI.

         Section 1.11. CONTRACT. "Contract" shall mean any contract, agreement, lease, license, arrangement, understanding, relationship and commitment, whether written or oral (collectively, "Contracts").

         Section 1.12. CONVERSION RATIO. "Conversion Ratio" shall have the meaning given in SECTION 2.1 hereof.

         Section 1.13. DETERMINATION DATE. "Determination Date" shall have the meaning given in SECTION 2.1 hereof.

         Section 1.14. DGCL. "DGCL" shall mean the Delaware General Corporation Law, as amended.

         Section 1.15. EASEMENT. "Easement" shall mean any easement, right-of-way, permit, servitude, license, leasehold estate and similar rights relating to real property.

         Section 1.16. EFFECTIVE TIME. "Effective Time" shall have the meaning given in SECTION 3.1 hereof.

         Section 1.17. ENVIRONMENTAL LAWS. "Environmental Laws" shall have the meaning given in SECTION 5.16 hereof.

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         SECTION 1.18. ERISA. "ERISA" shall mean the Employee Retirement Income
Security Act of 1974, as amended.

         Section 1.19. EXCHANGE ACT. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         SECTION 1.20. EXCHANGE AGENT. "Exchange Agent" shall mean the exchange agent for the Virginia Gas Common Stock pursuant to the Merger, as may be reasonably appointed by NUI.

         Section 1.21. FERC. "FERC" shall mean the Federal Energy Regulatory Commission.

         Section 1.22. FUNDED DEBT. "Funded Debt" shall have the meaning given in SECTION 6.1 hereof.

         Section 1.23. GAAP. "GAAP" shall mean generally accepted accounting principles as in effect in the United States of America at the time of the preparation of the subject financial statement.

         Section 1.24. GOVERNMENTAL AUTHORITY. "Governmental Authority" shall mean any federal, state, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any court, in each case whether of the United States, any of its possessions or territories, or of any foreign nation.

         Section 1.25. HAZARDOUS MATERIALS. "Hazardous Materials" shall have the meaning given in SECTION 5.16 hereof.

         Section 1.26. HSR ACT. "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         Section 1.27. IRS. "IRS" shall mean the Internal Revenue Service.

         Section 1.28. JOINT PROXY STATEMENT/PROSPECTUS. "Joint Proxy Statement/Prospectus" shall mean the Proxy Statement/Prospectus of NUI and Virginia Gas included in the Registration Statement and distributed to the stockholders of Virginia Gas in connection with the Special Meeting.

         Section 1.29. KNOWLEDGE OF NUI. "Knowledge of NUI" shall mean the actual knowledge, after due inquiry, of those officers of NUI identified on
EXHIBIT 1.29 attached hereto.

         Section 1.30. KNOWLEDGE OF VIRGINIA GAS. "Knowledge of Virginia Gas" shall mean the actual knowledge, after due inquiry, of those officers of Virginia Gas identified on EXHIBIT 1.30 attached hereto.

         Section 1.31. LAW. "Law" shall mean any federal, state, provincial, local or other law or governmental requirement of any kind, and the rules, regulations and orders promulgated thereunder.

         Section 1.32. MATERIAL ADVERSE EFFECT. "Material Adverse Effect" shall mean, with respect to any entity or group of entities, a material adverse effect (or any development which, insofar as reasonably can be foreseen, is reasonably likely to have a material adverse effect), on the business, assets, financial or other condition, results of operations or prospects of such entity or group of entities taken as a whole.

         Section 1.33. MERGER. "Merger" shall have the meaning given in SECTION
2.1 hereof.

         Section 1.34. MERGER SUBSIDIARY. "Merger Subsidiary" shall mean VGC Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of NUI.

         Section 1.35. NASDAQ. "Nasdaq" shall mean The Nasdaq SmallCap Market.

         Section 1.36. NUI. "NUI" shall mean NUI Corporation, a New Jersey corporation.

         Section 1.37. NUI BENEFIT PLANS. "NUI Benefit Plans" shall have the meaning given in SECTION 4.9 hereof.

         Section 1.38. NUI COMMON STOCK. "NUI Common Stock" shall mean the common stock, no par value, of NUI.

         Section 1.39. NUI COMPANIES. "NUI Companies" shall mean NUI, its Subsidiaries and the Partnerships in which it has an interest.

         Section 1.40. NUI ERISA PLAN. "NUI ERISA Plan" shall have the meaning given in SECTION 4.9 hereof.

         Section 1.41. NUI REQUIRED CONSENTS. "NUI Required Consents" shall have the meaning given in SECTION 4.4 hereof.

         Section 1.42. NUI SEC REPORTS. "NUI SEC Reports" shall mean (a) NUI's Annual Reports on Form 10-K for the fiscal years ended September 30, 1999, September 30, 1998, and September 30, 1997, and (b) all documents filed by NUI with the SEC pursuant to Sections 13(a) and 13(c) of the Exchange Act, any definitive proxy statements filed pursuant to Section 14 of the Exchange Act and any report filed pursuant to Section 15(d) of the Exchange Act following the filing of NUI's Annual Report on Form 10-K for the fiscal year ended September 30, 1999.

         Section 1.43. NYSE. "NYSE" shall mean The New York Stock Exchange, Inc.

         Section 1.44. OTHER VIRGINIA GAS INTERESTED PERSON. "Other Virginia Gas Interested Person" shall mean (a) any holder of 5% or more of the voting securities of Virginia Gas, (b) any director, officer or employee of any of the Virginia Gas Companies, (c) any person, firm or corporation that directly or indirectly controls, is controlled by or is under common control with any of the Virginia Gas Companies or (d) any member of the immediate family of any of such persons (collectively, "Other Virginia Gas Interested Persons"). For purposes of this Agreement, the phrase "immediate family" shall be the same as the definition found in Rule 16a-

1(e) of the Securities Exchange Act of 1934. All of the Other Virginia Gas Interested Persons, with the exception of employees of any Virginia Gas Company who do not otherwise fall within the definition thereof, are listed on EXHIBIT
1.44 attached hereto.

         Section 1.45. OUT OF POCKET EXPENSES. "Out of Pocket Expenses" shall have the meaning given in SECTION 8.3 hereof.

         Section 1.46. PARTNERSHIP; PARTNERSHIPS. "Partnership" shall mean (a) any limited or general partnership, joint venture or other business association, other than a Subsidiary, in which any party has a direct or indirect interest and (b) each other such entity with respect to which a party has any obligation or made any commitment to acquire any such interest described in clause (a) (collectively, "Partnerships").

         Section 1.47. PERMITS. "Permits" shall mean permits, licenses and governmental authorizations, registrations and approvals.

         Section 1.48. PETROLEUM AND NATURAL GAS PRODUCTS. "Petroleum and Natural Gas Products" shall have the meaning given in SECTION 5.16 hereof.

         Section 1.49. PUHCA. "PUHCA" shall mean the Public Utility Holding Company Act of 1935, as amended.

         Section 1.50. REGISTRATION STATEMENT. "Registration Statement" shall mean the Registration Statement on Form S-4, including the Joint Proxy Statement/Prospectus contained therein, to be filed by NUI with the SEC with respect to the NUI Common Stock to be offered to the holders of Virginia Gas Common Stock in the Merger.

         Section 1.51. SEC. "SEC" shall mean the Securities and Exchange Commission.

         Section 1.52. SECURITIES ACT. "Securities Act" shall mean the Securities Act of 1933, as amended.

         Section 1.53. SPECIAL MEETING. "Special Meeting" shall mean the annual or special meeting of stockholders of Virginia Gas referred to in SECTION 3.1 hereof at which such stockholders shall be asked to consider and adopt this agreement and the transactions contemplated herein, and any adjournments thereof.

         Section 1.54. SUBSIDIARY; SUBSIDIARIES. "Subsidiary" shall mean (a) each corporate entity with respect to which a party has the right to vote (directly or indirectly through one or more other entities or otherwise) shares representing 50% or more of the votes eligible to be cast in the election of directors of such entity, (b) each other corporate entity that constitutes a "significant subsidiary," as defined in Rule 1-02 of Regulation S-X adopted under the Exchange Act and (c) each other corporate entity with respect to which a party has any obligation or made any commitment to acquire any such entity described in clauses (a) and (b) (collectively, "Subsidiaries").

         Section 1.55. SUPERIOR PROPOSAL. "Superior Proposal" shall have the meaning given in SECTION 6.2 hereof.

         Section 1.56. TAX RETURNS. "Tax Returns" shall mean any report, return, information statement, payee statement or other information required to be provided to any federal, state, local or foreign Governmental Authority, or otherwise retained, with respect to Taxes, the NUI Benefit Plans (as defined in SECTION 4.9 hereof) or the Virginia Gas Benefit Plans (as defined in SECTION
5.12 hereof).

         Section 1.57. TAXES. "Taxes" shall mean any and all taxes, levies, imposts, duties, assessments, charges and withholdings imposed or required to be collected by or paid over to any federal, state, local or foreign Governmental Authority or any political subdivision thereof of any kind whatsoever, and including any interest, penalties, fines, assessments or additions imposed in respect of the foregoing or in respect of any failure to comply with any requirement regarding Tax Returns.

         Section 1.58. VIRGINIA GAS. "Virginia Gas" shall mean Virginia Gas Company, a Delaware corporation.

         Section 1.59. VIRGINIA GAS AFFILIATE. "Virginia Gas Affiliate" shall mean a corporate entity for which Virginia Gas has fifty (50%) percent ownership with the remaining fifty (50%) percent being owned by a private investor (collectively, "Virginia Gas Affiliates"). All of the Virginia Gas Affiliates are listed on EXHIBIT 1.59 attached hereto.

         Section 1.60. VIRGINIA GAS COMMON STOCK. "Virginia Gas Common Stock" shall mean the common stock, par value $.001 per share, of Virginia Gas.

         Section 1.61. VIRGINIA GAS COMPANIES. "Virginia Gas Companies" shall mean Virginia Gas, the Virginia Gas Subsidiaries and the Virginia Gas Partnerships.

         Section 1.62. VIRGINIA GAS PARTNERSHIPS. "Virginia Gas Partnerships" shall mean a Partnership in which any Virginia Gas Company has an interest. All of the Virginia Gas Partnerships are listed on EXHIBIT 1.62 attached hereto.

         Section 1.63. VIRGINIA GAS REQUIRED CONSENTS. "Virginia Gas Required Consents" shall have the meaning given in SECTION 5.4 hereof.

         Section 1.64. VIRGINIA GAS SEC REPORTS. "Virginia Gas SEC Reports" shall mean (a) Virginia Gas' Annual Reports on Form 10-KSB for the fiscal years ended December 31, 1999, December 31, 1998, and December 31, 1997, and (b) all documents filed by Virginia Gas with the SEC pursuant to Sections 13(a) and 13(c) of the Exchange Act, any definitive proxy statements filed pursuant to
Section 14 of the Exchange Act and any report filed pursuant to Section 15(d) of the Exchange Act following the filing of Virginia Gas' Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999.

         Section 1.65. VIRGINIA GAS SUBSIDIARY. "Virginia Gas Subsidiary" means a Subsidiary owned by Virginia Gas (collectively, "Virginia Gas Subsidiaries"). All of the Virginia Gas Subsidiaries are listed on EXHIBIT 1.65 attached hereto.

         Section 1.66. VSCC. "VSCC" shall mean the Virginia State Corporation Commission.

         Section 1.67. WARRANTS; WARRANT AGREEMENT. "Warrants" shall mean those warrants to purchase shares of Virginia Gas Common Stock listed on EXHIBIT 5.2 attached hereto, which Warrants were issued pursuant to the Warrant Agreements, dated October 4, 1996, as previously provided by Virginia Gas to NUI (the "Warrant Agreement").

                                   ARTICLE II

                                   THE MERGER

         SECTION 2.1. THE MERGER. NUI has formed Merger Subsidiary as a wholly-owned subsidiary under the laws of the State of Delaware. Subject to the terms and conditions of this Agreement, NUI, as the sole stockholder of Merger Subsidiary, will approve the execution, delivery and performance of this Agreement by Merger Subsidiary. Subject to the terms and conditions of this Agreement, at the Effective Time, Merger Subsidiary shall be merged with and into Virginia Gas in accordance with the provisions of, and with the effects provided in, Subchapter IX of the DGCL (the "Merger"). Virginia Gas shall be the surviving corporation resulting from the Merger and, as a result, shall become a wholly-owned subsidiary of NUI and shall continue to be governed by the laws of the State of Delaware. Pursuant to the Merger, each share of Virginia Gas Common Stock outstanding immediately prior to the Effective Time (other than shares of Virginia Gas Common Stock held by NUI, if any, which shares shall be canceled in the Merger) shall be converted into and become that number of shares of NUI Common Stock equal to the ratio (rounded to four decimal points) (the "Conversion Ratio") determined by dividing $4.00 by the average per share last sales price, regular way (rounded to four decimal points) (the "Average NUI Price"), of NUI Common Stock as reported on the NYSE composite transactions reporting system (as reported in the New York City edition of THE WALL STREET JOURNAL or, if not reported thereby, another authoritative source) for the twenty (20) consecutive trading days (the "Averaging Period") ending on (and including) the seventh trading day (the "Determination Date") prior to the Closing Date. No fraction of a share of NUI Common Stock shall be issued in connection with the conversion of Virginia Gas Common Stock in the Merger and the distribution of NUI Common Stock in respect thereof but, in lieu of such fraction, the Exchange Agent shall make a cash payment (without interest) equal to the same fraction of the market value of a full share of NUI Common Stock, computed on the basis of the mean of the high and low sales prices of NUI Common Stock as reported on the NYSE composite tape for the first full day on which the NUI Common Stock is traded on the NYSE after the Effective Time.

         Section 2.2. EXCHANGE OF CERTIFICATES. Prior to the Effective Time, NUI shall appoint the Exchange Agent to act as the exchange agent in connection with the Merger. Immediately prior to the Effective Time, NUI will deliver to the Exchange Agent, in trust for the benefit of the holders of Virginia Gas Common Stock, shares of NUI Common Stock (together with cash in immediately available funds in an amount sufficient to pay cash in lieu of fractional shares, as provided in SECTION 2.1 hereof) necessary to make the exchanges contemplated by
SECTION 2.1 hereof on a timely basis. To the extent that the estimated amount provided for the payment of cash in lieu of fractional shares is determined after the Effective Time to be less than the total amount distributable for such purpose, NUI will promptly upon notice of the same from the Exchange Agent deliver the additional amount needed to the Exchange Agent. From and after the Effective Time, each holder of a certificate which immediately prior to the Effective Time represented outstanding shares of Virginia Gas Common Stock (the "Certificates") shall be entitled to receive in exchange therefor, upon surrender thereof to the Exchange Agent, a certificate or certificates representing the number of whole shares of NUI Common Stock into which such holder's shares were converted in the Merger (together with cash in lieu of fractional shares). Promptly after the Effective Time, the Exchange Agent shall mail to each record holder of Virginia Gas Common Stock as of the Effective Time, a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of Certificates in exchange for shares of NUI Common Stock (together with cash in lieu of fractional shares). Upon surrender to the Exchange Agent of a Certificate, together with such letter of transmittal duly executed, and any other required documents, the holder of such Certificate shall be entitled to receive in exchange therefor shares of NUI Common Stock as set forth in this Agreement (together with cash in lieu of fractional shares), and such Certificate shall forthwith be canceled. No holder of a Certificate or Certificates shall be entitled to receive any dividend or other distribution from NUI until the surrender of such holder's Certificate for a certificate or certificates representing shares of NUI Common Stock. Upon such surrender, there shall be paid to the holder the amount of any dividends or other distributions (without interest) which theretofore became payable, but which were not paid by reason of the foregoing, with respect to the number of whole shares of NUI Common Stock represented by the certificates issued upon surrender. If delivery of NUI Common Stock is to be made to a person other than the person in whose name the Certificate surrendered is registered or if any certificate for shares of NUI Common Stock is to be issued in a name other than that in which the Certificate surrendered therefor is registered, it shall be a condition of such delivery or issuance that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such delivery or issuance shall pay any transfer or other taxes required by reason of such delivery or issuance to a person other than the registered holder of the Certificate surrendered or establish to the satisfaction of NUI that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this SECTION 2.2, each Certificate shall, after the Effective Time, represent for all purposes only the right to receive shares of NUI Common Stock (and cash in lieu of fractional shares) as provided in SECTION 2.1 hereto, without any interest thereon. After the Effective Time, there shall be no transfers on the stock transfer books of Virginia Gas of the shares of Virginia Gas Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to NUI or Virginia Gas for transfer, they shall be canceled and exchanged for shares of NUI Common Stock (and cash in lieu of fractional shares) as provided in SECTION 2.1 hereof, in accordance with the procedures set forth in this SECTION 2.2. Any shares of NUI Common Stock (and any accrued dividends and distributions thereon), and any cash delivered to the Exchange Agent for payment in lieu of fractional shares, that remain unclaimed by the former stockholders of Virginia Gas on the first anniversary of the Effective Time shall be delivered by the Exchange Agent to NUI. Any former stockholders of Virginia Gas who have not theretofore complied with this SECTION 2.2 shall thereafter look only to NUI for satisfaction of their claim for the consideration set forth in this Agreement, without any interest thereon. Notwithstanding the foregoing, neither NUI nor Merger Subsidiary shall be liable to any holder of shares of Virginia Gas Common Stock for any shares of NUI Common Stock (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

         Section 2.3. VIRGINIA GAS STOCK OPTIONS AND WARRANTS. Prior to the execution of this Agreement, Virginia Gas has provided to NUI true and correct copies of amendments to all stock option grant documents, which amendments are in full force and effect in accordance with their terms, relating to all currently outstanding options to purchase shares of Virginia Gas Common Stock issued pursuant to the Virginia Gas Company 1998 Stock Option Plan or otherwise (including, without limitation, an option to purchase 10,000 shares of Virginia Gas Common Stock issued to an executive officer of Virginia Gas pursuant to a letter agreement dated October 30, 1997), pursuant to which: (i) each option exercisable at $4.125 shall, upon the occurrence of the Effective Time, be terminated and converted into the right to receive $1.00 in cash from NUI; and (ii) any other outstanding options shall be canceled without any payment therefor. At the Effective Time, the Warrants shall remain outstanding in accordance with the terms of the Warrant Agreements.

         Section 2.4. VIRGINIA GAS ACTIONS. Virginia Gas hereby approves of and consents to the Merger and represents and warrants that (a) Virginia Gas' Board of Directors (at a meeting duly called and held) has (i) unanimously determined that each of this Agreement and the transactions contemplated hereby are fair to and in the best interests of Virginia Gas and its stockholders, (ii) approved this Agreement and the transactions contemplated hereby, (iii) resolved to elect not to be subject to any state takeover law that is or purports to be applicable to the Merger or the transactions contemplated by this Agreement, (iv) taken all steps necessary to render Section 203 of the DGCL inapplicable to this Agreement and the transactions contemplated hereby and (v) subject to the fiduciary duties of the Board of Directors applicable from time to time, resolved to recommend that the holders of Virginia Gas Common Stock vote to adopt this Agreement and the transactions contemplated herein and (b) CIBC has delivered to the Board of Directors of Virginia Gas its written opinion that the Conversion Ratio as contemplated in this Agreement is fair, from a financial point of view, to such holders.

                                   ARTICLE III

                          SHAREHOLDER APPROVAL; CLOSING

         SECTION 3.1. SHAREHOLDER APPROVAL. This Agreement shall be submitted for consideration and adoption to the holders of shares of Virginia Gas Common Stock at the Special Meeting. Each of the stockholders of Virginia Gas identified in EXHIBIT 3.1A hereto, being the holders of an aggregate 9.23% of the outstanding shares of Virginia Gas Common Stock, has duly executed and delivered to NUI a letter agreement in the form of EXHIBIT 3.1B hereto with respect to, among other things, such stockholder's agreement to vote all shares of Virginia Gas Common Stock over which such stockholder exercises voting control for adoption of this Agreement at the Special Meeting. Virginia Gas shall coordinate and cooperate with NUI with respect to the timing of the Special Meeting and shall endeavor to hold such meeting as soon as practicable after the date hereof. The Board of Directors of Virginia Gas shall recommend that its stockholders adopt this Agreement and the transactions contemplated hereby and thereby, and such recommendation shall be contained in the Joint Proxy Statement/Prospectus. On the first business day on or by which (i) this Agreement has been duly adopted by the requisite vote of the holders of shares of Virginia Gas Common Stock, and (ii) the Closing of the transactions contemplated by this Agreement shall have occurred, or such later date as shall be agreed upon by NUI and Virginia Gas, (y) the Certificate of Merger shall be filed in accordance with the DGCL and (z) the Merger shall become effective in accordance with the terms of this Agreement and the Certificate of Merger at the time and date contemplated therein (such time and date being referred to herein as the "Effective Time").

         Section 3.2. TIME AND PLACE OF CLOSING. The Closing of the transactions contemplated by this Agreement will take place at 11:00 A.M. on the third business day following the date on which all of the conditions to the obligations of the parties hereunder set forth in ARTICLE VII hereof have been satisfied or waived or such other time and date as NUI and

Virginia Gas may agree. The place of Closing shall be at such place as may be mutually agreed upon by NUI and Virginia Gas.

                                   ARTICLE IV

                      REPRESENTATIONS AND WARRANTIES OF NUI

NUI represents and warrants to Virginia Gas as follows:

         Section 4.1. ORGANIZATION AND AUTHORITY OF THE NUI COMPANIES. Each of the NUI Companies is duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization. Each of the NUI Companies has full corporate, limited liability or partnership power to carry on its respective business as it is now being conducted and to own, operate and hold under lease its assets and properties as, and in the places where, such properties and assets now are owned, operated or held. All of the NUI Companies which are "significant subsidiaries" (as such term is defined in Rule 1-02 of Regulation S-X of the SEC) of NUI as of the date of this Agreement are listed on
Exhibit 21 to NUI's Annual Report on Form 10-K for the fiscal year ended September 30, 1999. The copies of the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of NUI that have been delivered to Virginia Gas are complete and correct and in full force and effect on the date hereof.

         SECTION 4.2. CAPITALIZATION. NUI's authorized equity capitalization consists of 30,000,000 shares of NUI Common Stock and 5,000,000 shares of preferred stock, no par value per share. As of the close of business on April 30, 2000, 12,968,242 shares of NUI Common Stock and no shares of NUI preferred stock were issued and outstanding. Such shares of NUI Common Stock constituted all of the issued and outstanding shares of capital stock of NUI as of such date. All issued and outstanding shares of NUI Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, are not subject to and have not been issued in violation of any preemptive rights and have not been issued in violation of any federal or state securities laws. All outstanding shares of NUI Common Stock are duly listed for trading on the NYSE. All of the shares of NUI Common Stock to be issued to holders of Virginia Gas Common Stock in the Merger have been duly authorized for issuance out of NUI's authorized and unreserved NUI Common Stock and, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable, and will not be subject to and will not be issued in violation of any preemptive rights.

         Section 4.3. AUTHORITY RELATIVE TO THIS AGREEMENT. The execution, delivery and performance of this Agreement and of all of the other documents and instruments required hereby by NUI are within the corporate power of NUI. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of NUI and no other corporate proceedings on the part of NUI are necessary to authorize this Agreement or to consummate the transactions contemplated herein either under state law or the requirements of the NYSE. This Agreement and all of the other documents and instruments required hereby have been or will be duly and validly executed and delivered by NUI and (assuming the due authorization, execution and delivery hereof and thereof by Virginia Gas) constitute or will constitute valid and binding agreements of NUI, enforceable against NUI in accordance with their respective terms.

         Section 4.4. CONSENTS AND APPROVALS; NO VIOLATIONS. Except for (a) any applicable requirements of the Securities Act, the Exchange Act, the HSR Act and any applicable filings under state securities, "Blue Sky" or takeover laws, (b) the filing and recordation of the Certificate of Merger as required by the DGCL,
(c) any required approvals of the VSCC and the public service commissions of any other states where NUI conducts business, and FERC, (d) the filing of an exemption statement on Form U-3A-2 with the SEC pursuant to PUHCA, and (e) those required filings, registrations, consents and approvals listed on EXHIBIT 4.4 attached hereto (the matters referred to in clauses (c), (d) and (e) being collectively referred to as the "NUI Required Consents"), no filing or registration with, and no permit, authorization, consent or approval of, any public body or authority or any third party is necessary or required in connection with the execution and delivery of this Agreement by NUI or for the consummation by NUI of the transactions contemplated by this Agreement. Assuming that all filings, registrations, permits, authorizations, consents and approvals contemplated by the immediately preceding sentence have been duly made or obtained, neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby by NUI will (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or bylaws of NUI, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or otherwise result in any diminution of any of the rights of NUI with respect to, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, Contract or other instrument or obligation to which NUI is a party or by which it or any of its properties or assets may be bound or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to NUI or any of its properties or assets except, in the case of clauses (ii) or (iii) above, for violations, breaches or defaults that would not have a Material Adverse Effect on the NUI Companies and that will not prevent or delay the consummation of the transactions contemplated hereby.

         Section 4.5. REPORTS. The filings required to be made by NUI since January 1, 1997, under NYSE rules, the Securities Act, the Exchange Act and applicable state Laws and regulations have been filed with the NYSE and each applicable Governmental Authority, including the SEC and FERC, and NUI has complied in all material respects with all requirements of such acts, laws and rules and regulations thereunder, except to the extent any such failure to comply would not have a Material Adverse Effect on the NUI Companies. The NUI SEC Reports complied, as of their respective dates of filing (and any NUI SEC Reports filed after the date hereof will comply), in all material respects with all applicable requirements of the Securities Act, the Exchange Act and the rules and regulations of the SEC. As of their respective dates, none of such forms, reports or documents, including, without limitation, any financial statements or schedules included therein, contained (and none of the NUI SEC Reports filed after the date hereof will contain) any untrue statement of a material fact or omitted (or will omit) to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances under which they were made. Each of the balance sheets (including the related notes and schedules) included in the NUI SEC Reports fairly presented the consolidated financial position of NUI as of the respective dates thereof, and the other related financial statements (including the related notes and schedules) included therein fairly presented the results of operations and cash flows of NUI for the respective fiscal periods or as of the respective dates set forth therein. Each of the financial statements (including the related notes and schedules) included in the NUI SEC Reports (a) complied as to form with the applicable accounting requirements and rules and regulations of the SEC and (b) was prepared in accordance with GAAP consistently applied during the periods presented, except as otherwise noted therein and subject to normal year-end and audit adjustments in the case of any unaudited interim financial statements. Since September 30, 1999, NUI has timely filed all reports, registration statements and other filings required to be filed by it with the SEC.

         Section 4.6. ABSENCE OF CERTAIN EVENTS. Except as set forth in the NUI SEC Reports filed prior to the date of this Agreement or as otherwise specifically disclosed in EXHIBIT 4.6 attached hereto, since September 30, 1999, NUI has not suffered any change in its business, financial condition or results of operations that has had or will have a Material Adverse Effect upon the NUI Companies.

         Section 4.7. JOINT PROXY STATEMENT/PROSPECTUS. None of the information with respect to the NUI Companies to be included in the Joint Proxy Statement/Prospectus or the Registration Statement will, in the case of the Joint Proxy Statement/Prospectus or any amendments thereof or supplements thereto, at the time of the mailing of the Joint Proxy Statement/Prospectus or any amendments thereof or supplements thereto or, in the case of the Registration Statement, at the time it becomes effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, except that no representation is made by NUI with respect to information supplied by Virginia Gas or any affiliate of Virginia Gas for inclusion in the Joint Proxy Statement/Prospectus.

         Section 4.8. LITIGATION. Except as set forth on EXHIBIT 4.8 attached hereto, there is no action, suit, proceeding or, to the Knowledge of NUI, investigation pending or, to the Knowledge of NUI, threatened against or relating to any of the NUI Companies at law or in equity, or before any federal, state, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality, whether in the United States or otherwise, that is expected, in the reasonable judgment of NUI, to have a Material Adverse Effect upon the NUI Companies or that seeks restraint, prohibition, damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

         SECTION 4.9. EMPLOYEE BENEFIT PLANS. For purposes of this Section, the term "NUI Benefit Plans" shall mean all material pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus or other incentive plans, and all other employee programs, arrangements or agreements, whether arrived at through collective bargaining or otherwise, all medical, vision, dental and other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including, without limitation, any "employee benefit plan," as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any of the NUI Companies or affiliates thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors or other beneficiaries are eligible to participate. Any of the NUI Benefit Plans that is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "NUI ERISA Plan." As of the date of this Agreement, no NUI Benefit Plan is a multiemployer plan within the meaning of Section 3(37) of ERISA. All NUI Benefit Plans are in compliance with the applicable provisions (including, without limitation, any funding requirements or limitations) of ERISA, the Code and any other applicable Laws, the breach or violation of which could have a Material Adverse Effect on the NUI Companies. Except as reflected in the notes to the financial statements included in the NUI SEC Reports or as could have a Material Adverse Effect, no NUI ERISA Plan which is a defined benefit pension plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, and the present fair market value of the assets of any such plan exceeds the plan's "benefit liabilities," as that term is defined in Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if the plan terminated in accordance with all applicable legal requirements.

         SECTION 4.10. TAX MATTERS. Except as set forth on EXHIBIT 4.10: NUI and each of its Subsidiaries that is incorporated under the laws of the United States or of any of the United States are members of the affiliated group, within the meaning of Section 1504(a) of the Code, of which NUI is the common parent, and such affiliated group files a consolidated federal income tax return; each of the NUI Companies has timely filed or caused to be filed all Tax Returns required to have been filed by or for it, and all information set forth in such Tax Returns is accurate and complete in all material respects; each of the NUI Companies has paid or made adequate provision on its books and records in accordance with GAAP for all Taxes covered by such Tax Returns; there is not a material amount of unpaid Taxes due and payable by any of the NUI Companies or by any other person that is or could become a lien on any asset of, or that could otherwise have a Material Adverse Effect on, the NUI Companies; each of the NUI Companies has collected or withheld all Taxes required to be collected or withheld by it, and all such Taxes have been paid to the appropriate Governmental Authority or set aside in appropriate accounts for future payment when due; none of the NUI Companies has granted (or is subject to) any waiver, which is currently in effect, of the period of limitations for the assessment of any Tax; no unpaid Tax deficiency has been assessed or asserted against, or with respect to, any of the NUI Companies by any Governmental Authority; there are no currently pending administrative or judicial proceedings, or any deficiency or refund litigation, with respect to Taxes of any of the NUI Companies, the adverse outcome of which would have a Material Adverse Effect on the NUI Companies; and any such assertion, assessment, proceeding or litigation disclosed on EXHIBIT 4.10 hereto is being contested in good faith through appropriate measures, and its status is described in EXHIBIT 4.10 hereto; and the most recent audited consolidated balance sheet included in the NUI SEC Reports fully and properly reflects, as of the date thereof, the liabilities of NUI and its Subsidiaries for all accrued Taxes and deferred liability for Taxes and, for periods ending after such date, the books and records of each such corporation fully and properly reflect its liability for all accrued Taxes.

         Section 4.11. COMPLIANCE WITH LAW. The conduct of the businesses of the NUI Companies and their use of their assets does not violate or conflict, and has not violated or conflicted, with any Law, which violation or conflict could have a Material Adverse Effect on the NUI Companies.

         Section 4.12. FEES AND EXPENSES OF BROKERS AND OTHERS. None of the NUI Companies (a) has had any dealings, negotiations or communications with any broker or other intermediary in connection with the transactions contemplated by this Agreement, (b) is committed to any liability for any brokers' or finders' fees or any similar fees in connection with the transactions contemplated by this Agreement or (c) has retained any broker or other intermediary to act on its behalf in connection with the transactions contemplated by this Agreement, except that NUI has engaged Berenson to represent it in connection with such transactions and shall pay all of Berenson's fees and expenses in connection with such engagement.

         Section 4.13. ACCURACY OF INFORMATION. Neither this Agreement nor any other document provided by the NUI Companies or their employees or agents to Virginia Gas in connection with the transactions contemplated herein, when this Agreement and such documents are considered together in the aggregate, contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

         Section 4.14. ABSENCE OF UNDISCLOSED LIABILITIES. None of the NUI Companies have, as of the date hereof, or will have, as of the Effective Time, any liabilities or obligations of any kind, whether absolute, accrued, asserted or unasserted, contingent or otherwise, that would be required to be disclosed on a consolidated balance sheet of NUI, or reflected in the notes thereto, prepared as of such date in accordance with GAAP, except liabilities, obligations or contingencies that were (a) reflected on or accrued or reserved against in the consolidated balance sheet of NUI as of September 30, 1999, which is included in the NUI SEC Reports, or reflected in the notes thereto, or (b) incurred after the date of such balance sheet in the ordinary course of business and consistent with past practices and which, individually or in the aggregate, will not have a Material Adverse Effect on the NUI Companies.

         Section. 4.15 MERGER SUBSIDIARY. All of the issued and outstanding shares of the capital stock of Merger Subsidiary are (a) owned directly by NUI and (b) duly authorized, validly issued, fully paid, nonassessable and are not subject to preemptive rights. Merger Subsidiary is a direct wholly owned subsidiary of NUI that has been formed for the sole purpose of effecting the Merger and that, prior to the Effective Time, will (x) have no material assets,
(y) engage in no other material activities and (z) will have no Subsidiaries.

                                    ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF VIRGINIA GAS

Virginia Gas represents and warrants to NUI as follows:

         Section 5.1. ORGANIZATION AND AUTHORITY OF THE VIRGINIA GAS COMPANIES. Each of Virginia Gas and the Virginia Gas Subsidiaries is duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization. Each of Virginia Gas and the Virginia Gas Subsidiaries has full corporate power to carry on its respective business as it is now being conducted and to own, operate and hold under lease its assets and properties as, and in the places where, such properties and assets now are owned, operated or held. Each of Virginia Gas and the Virginia Gas Subsidiaries is duly qualified as a foreign entity to do business, and is in good standing, in each jurisdiction where the failure to be so qualified would have a Material Adverse Effect on the Virginia Gas Companies. EXHIBIT 1.65 constitutes a true and complete list of all of the Subsidiaries of Virginia Gas and EXHIBIT 1.62 constitutes a true and complete list of all of the Virginia Gas Partnerships. The copies of the Amended and Restated Certificate of Incorporation of Virginia Gas, the Articles of Incorporation of each Virginia Gas Subsidiary and the Bylaws of Virginia Gas and each Virginia Gas Subsidiary that have been delivered to NUI are complete and correct and in full force and effect on the date hereof.

         Section 5.2. CAPITALIZATION. Virginia Gas' authorized equity capitalization consists of 100,000,000 shares of Virginia Gas Common Stock, $.001 par value per share, and 1,000,000 shares of preferred stock, no par value per share. As of the close of business on May 23, 2000: (i) 5,504,906 shares of Virginia Gas Common Stock and no shares of Virginia Gas preferred stock were issued and outstanding, (ii) 260,000 shares of Virginia Gas Common Stock were subject to outstanding options issued pursuant to the Virginia Gas Company 1998 Stock Option Plan, (iii) 10,000 shares of Virginia Gas Common Stock were subject to outstanding options issued to an executive officer of Virginia Gas pursuant to that certain Letter Agreement, dated October 30, 1997, and (iv) warrants to purchase 943,149 shares of Virginia Gas Common Stock at $9.90 per share were outstanding. Such shares of Virginia Gas Common Stock constituted all of the issued and outstanding shares of capital stock of Virginia Gas as of such date. All issued and outstanding shares of Virginia Gas Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, are not subject to and have not been issued in violation of any preemptive rights and have not been issued in violation of any federal or state securities laws. All of the outstanding shares of capital stock of the Virginia Gas Subsidiaries are validly issued, fully paid and nonassessable and are, except as disclosed on
EXHIBIT 1.65 attached hereto, owned by Virginia Gas, directly or indirectly, free and clear of all liens, claims, charges or encumbrances. Except for the declaration and payment of dividends in the ordinary course of business, Virginia Gas has not, subsequent to December 31, 1999, declared or paid any dividend on, or declared or made any distribution with respect to, or authorized or effected any split-up or any other recapitalization of, any of the Virginia Gas Common Stock, or directly or indirectly redeemed, purchased or otherwise acquired any of its outstanding capital stock or agreed to take any such action and will not take any such action during the period between the date of this Agreement and the Effective Time. Except as set forth on EXHIBIT 5.2 attached hereto, there are no outstanding options, warrants, subscriptions or other rights to purchase or acquire any capital stock of Virginia Gas or any of the Virginia Gas Subsidiaries, and there are no Contracts pursuant to which Virginia Gas or any of the Virginia Gas Subsidiaries is bound to sell or issue any shares of its capital stock. Neither Virginia Gas nor any Virginia Gas Subsidiary is a party to any voting agreement, voting trust or similar arrangement with respect to

Virginia Gas Common Stock or the voting stock of any Virginia Gas Subsidiary and, except as set forth on EXHIBIT 5.2 attached hereto, to the Knowledge of Virginia Gas, no holder of Virginia Gas Common Stock or the voting stock of any Virginia Gas Subsidiary is a party to any such arrangement. All outstanding shares of Virginia Gas Common Stock are duly listed for inclusion on Nasdaq.

         Section 5.3. AUTHORITY RELATIVE TO THIS AGREEMENT. The execution, delivery and performance of this Agreement and of all of the other documents and instruments required hereby by Virginia Gas are, within the corporate power of Virginia Gas. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of Virginia Gas and no other corporate proceedings on the part of Virginia Gas are necessary to authorize this Agreement or to consummate the transactions contemplated herein (other than, with respect to the Merger, the adoption of this Agreement by a majority of the outstanding shares of Virginia Gas Common Stock entitled to vote thereon). This Agreement and all of the other documents and instruments required hereby have been or will be duly and validly executed and delivered by Virginia Gas and (assuming the due authorization, execution and delivery hereof and thereof by NUI and Merger Subsidiary as necessary) constitute or will constitute valid and binding agreements of Virginia Gas, enforceable against Virginia Gas in accordance with their respective terms.

         Section 5.4. CONSENTS AND APPROVALS; NO VIOLATIONS. Except for (a) any applicable requirements of the Securities Act, the Exchange Act, the HSR Act, and any applicable filings under state securities, "Blue Sky" or takeover laws,
(b) the filing and recordation of a certificate of merger as required by the DGCL, (c) any required approvals of the VSCC and FERC and (d) those required filings, registrations, consents and approvals listed on EXHIBIT 5.4 attached hereto (the matters referred to in clauses (c) and (d) being collectively referred to as the "Virginia Gas Required Consents"), no filing or registration with, and no permit, authorization, consent or approval of, any public body or authority or any third party is necessary or required in connection with the execution and delivery of this Agreement by Virginia Gas or for the consummation by Virginia Gas of the transactions contemplated by this Agreement. Assuming that all filings, registrations, permits, authorizations, consents and approvals contemplated by the immediately preceding sentence have been duly made or obtained, neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby by Virginia Gas will
(i) conflict with or result in any breach of any provision of the Certificates or Articles of Incorporation, bylaws or other organizational documents of Virginia Gas or any Virginia Gas Subsidiary, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or otherwise result in any diminution of any of the rights of Virginia Gas or the Virginia Gas Subsidiaries with respect to, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, Contract or other instrument or obligation to which Virginia Gas or any Virginia Gas Subsidiary is a party or by which it or any of them or any of their properties or assets may be bound or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Virginia Gas or any Virginia Gas Subsidiary or any of their properties or assets except, in the case of clauses (ii) or (iii) above, for violations, breaches or defaults that would not have a Material Adverse Effect on the Virginia Gas Companies and that will not prevent or delay the consummation of the transactions contemplated hereby.

         SECTION 5.5. REPORTS. Except as set forth on EXHIBIT 5.5 attached hereto, the filings required to be made by Virginia Gas since January 1, 1997, under Nasdaq rules, the Securities Act, the Exchange Act, the Natural Gas Act and applicable Laws and regulations have been filed with Nasdaq and each applicable Governmental Authority, including the SEC, FERC and the VSCC, and Virginia Gas has complied in all material respects with all requirements of such acts, laws and rules and regulations thereunder, except to the extent any such failure to comply would not have a Material Adverse Effect on the Virginia Gas Companies. The Virginia Gas SEC Reports complied, as of their respective dates of filing (and any Virginia Gas SEC Reports filed after the date hereof will comply), in all material respects with all applicable requirements of the Securities Act, the Exchange Act and the rules and regulations of the SEC. As of their respective dates, none of such forms, reports or documents, including, without limitation, any financial statements or schedules included therein, contained (and none of the Virginia Gas SEC Reports filed after the date hereof will contain) any untrue statement of a material fact or omitted (or will omit) to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances under which they were made. Each of the balance sheets (including the related notes and schedules) included in the Virginia Gas SEC Reports fairly presented the consolidated financial position of the Virginia Gas Companies as of the respective dates thereof, and the other related financial statements (including the related notes and schedules) included therein fairly presented the results of operations and cash flows of the Virginia Gas Companies for the respective fiscal periods or as of the respective dates set forth therein. Each of the financial statements (including the related notes and schedules) included in the Virginia Gas SEC Reports (a) complied as to form with the applicable accounting requirements and rules and regulations of the SEC, and (b) was prepared in accordance with GAAP consistently applied during the periods presented, except as otherwise noted therein and subject to normal year-end and audit adjustments in the case of any unaudited interim financial statements. Except for Virginia Gas, none of the Virginia Gas Companies is required to file any forms, reports or other documents with the SEC, Nasdaq, the NYSE or any other foreign or domestic securities exchange or Governmental Authority with jurisdiction over securities laws. Except as set forth on EXHIBIT 5.5 attached hereto, since December 31, 1998, Virginia Gas has timely filed all reports, registration statements and other filings required to be filed by it with the SEC under the Exchange Act.

         Section 5.6. ABSENCE OF CERTAIN EVENTS. Except as set forth in the Virginia Gas SEC Reports filed prior to the date of this Agreement or as otherwise specifically disclosed in EXHIBIT 5.6 attached hereto, since December 31, 1998, neither Virginia Gas nor any of the Virginia Gas Subsidiaries (excluding the Virginia Gas Affiliates) and, to the Knowledge of Virginia Gas, none of the Virginia Gas Affiliates, has suffered any change in its business, financial condition or results of operations that has had or will have a Material Adverse Effect upon the Virginia Gas Companies. Except as disclosed in the Virginia Gas SEC Reports filed prior to the date of this Agreement or in
EXHIBIT 5.6 attached hereto, or as otherwise specifically contemplated by this Agreement, there has not been since December 31, 1998: (a) any entry into any agreement or understanding or any amendment of any agreement or understanding between Virginia Gas or any of the Virginia Gas Subsidiaries (excluding the Virginia Gas Affiliates) and, to the Knowledge of Virginia Gas, between any of the Virginia Gas Affiliates, on the one hand, and any of their respective directors, officers or employees, on the other hand, providing for employment of any such director, officer or employee or any general or material increase in the compensation, severance or termination benefits payable or to become payable by Virginia Gas or any of the Virginia Gas Subsidiaries to any of their respective directors, officers or employees (except for normal increases in the ordinary course of business that are consistent with past practices and that, in the aggregate, do not result in a material increase in benefits or compensation expense), or any adoption of or increase in any bonus, insurance, pension or other employee benefit plan, payment or arrangement (including, without limitation, the granting of stock options or stock appreciation rights or the award of restricted stock) made to, for or with any such director, officer or employee; (b) any labor dispute that has had or is expected to have a

Material Adverse Effect upon the Virginia Gas Companies; (c) any entry by Virginia Gas or any of the Virginia Gas Subsidiaries into any material commitment, agreement, license or transaction (including, without limitation, any borrowing, capital expenditure, sale of assets or any mortgage, pledge, lien or encumbrances made on any of the properties or assets of Virginia Gas or any of the Virginia Gas Subsidiaries) other than in the ordinary and usual course of business; (d) any change in the accounting policies or practices of Virginia Gas or the Virginia Gas Subsidiaries; (e) any damage, destruction or loss, whether covered by insurance or not, which has had or will have a Material Adverse Effect upon the Virginia Gas Companies; or (f) any agreement to do any of the foregoing.

         Section 5.7. JOINT PROXY STATEMENT/PROSPECTUS. None of the information with respect to the Virginia Gas Companies to be included in the Joint Proxy Statement/Prospectus or the Registration Statement will, in the case of the Joint Proxy Statement/Prospectus or any amendments thereof or supplements thereto, at the time of the mailing of the Joint Proxy Statement/Prospectus or any amendments thereof or supplements thereto, and at the time of the Special Meeting, or, in the case of the Registration Statement, at the time it becomes effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder, except that no representation is made by Virginia Gas with respect to information supplied by NUI or any affiliate of NUI for inclusion in the Joint Proxy Statement/Prospectus.

         Section 5.8. LITIGATION. Except as set forth in EXHIBIT 5.8 attached hereto, there is no action, suit, proceeding or, to the Knowledge of Virginia Gas, investigation pending or, to the Knowledge of Virginia Gas, threatened against or relating to Virginia Gas or any of the Virginia Gas Subsidiaries at law or in equity, or before any federal, state, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality, whether in the United States or otherwise, that is expected, in the reasonable judgment of Virginia Gas, to have a Material Adverse Effect upon the Virginia Gas Companies or that seeks restraint, prohibition, damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

         SECTION 5.9. TITLE TO AND SUFFICIENCY OF ASSETS; EASEMENTS. As of the date hereof, Virginia Gas and each of the Virginia Gas Subsidiaries (other than the Virginia Gas Affiliates), and, to the Knowledge of Virginia Gas, the Virginia Gas Affiliates, owns, and as of the Effective Time, Virginia Gas and each of the Virginia Gas Subsidiaries (other than the Virginia Gas Affiliates) will own, good and marketable title to all of its assets (excluding, for purposes of this sentence, assets held under leases), free and clear of any and all mortgages, liens, encumbrances, charges, claims, restrictions, pledges, security interests or impositions, except as disclosed on EXHIBIT 5.9 attached hereto. Except as set forth on EXHIBIT 5.9 attached hereto, such assets, together with all assets held by Virginia Gas and the Virginia Gas Subsidiaries under leases, include all tangible and intangible assets, Contracts and rights necessary or required for the operation of the businesses of Virginia Gas and the Virginia Gas Subsidiaries in accordance with past practice. Subject to ordinary wear and tear and to scheduled or necessary repairs in the ordinary course of business, all tangible assets of Virginia Gas and the Virginia Gas Subsidiaries are in good operating condition and repair.

                  Except as set forth on EXHIBIT 5.9 attached hereto, the businesses of Virginia Gas and the Virginia Gas Subsidiaries (other than the Virginia Gas Affiliates) and, to the Knowledge of Virginia Gas, the businesses of the Virginia Gas Affiliates are (i) being operated in a manner which does not violate the terms of any Easements used by Virginia Gas or the Virginia Gas Subsidiaries in such businesses, (ii) all such Easements are valid and enforceable and grant the rights purported to be granted thereby and all rights necessary thereunder for the current operation of such business, (iii) there are no spatial gaps in such Easements that would impair the conduct of such business in any manner and (iv) no part of any asset used in connection with pipeline operations is located on property that is not owned in fee by Virginia Gas or a Virginia Gas Subsidiary or subject to an Easement in favor of Virginia Gas or a Virginia Gas Subsidiary.

         Section 5.10. CONTRACTS. Prior to the date hereof, Virginia Gas has provided NUI with a true and correct list of all of the Contracts to which Virginia Gas or any Virginia Gas Subsidiary is a party, which list is set forth on EXHIBIT 5.10 attached hereto, and true and correct copies of each Contract, in the case of written Contracts, or true and correct summaries thereof, in the case of oral Contracts, requested by NUI, that constitute: (i) a lease of any interest in any real property; (ii) a lease of any personal property with aggregate annual rental payments in excess of $25,000; (iii) an option to acquire or lease any interest in real property or a right of first refusal with respect thereto; (iv) an agreement to purchase or sell a capital asset or an interest in any business entity for a price in excess of $25,000 or a right of first refusal with respect thereto; (v) an agreement relating to the borrowing or lending of money or the purchase or sale of securities; (vi) a guaranty, contribution agreement or other agreement that includes an indemnification obligation in excess of $25,000 or any contribution or support obligation; (vii) an agreement limiting in any respect the ability of any such entity to compete in any line of business or with any person; (viii) a customer supply or requirements agreement or an agreement with a vendor with a payment obligation over its term in excess of $25,000 to which any such entity is a party or by which any such entity is bound; (ix) an employment, severance, separation, change in control, or consulting agreement to which any such entity is a party or by which any such entity is bound; and (x) any other agreement involving an amount over its term in excess of $25,000. Except as set forth on EXHIBIT 5.10 attached hereto, Virginia Gas and each of the Virginia Gas Subsidiaries (other than the Virginia Gas Affiliates) has performed and, to the Knowledge of Virginia Gas, the Virginia Gas Affiliates and every other party has performed, each material term, covenant and condition of each of the Contracts to which Virginia Gas or any Virginia Gas Subsidiary is a party that is to be performed by any of them at or before the date hereof. Except as set forth on EXHIBIT 5.10 attached hereto, no event has occurred that would, with the passage of time or compliance with any applicable notice requirements or both, constitute a default by Virginia Gas or any Virginia Gas Subsidiary (other than the Virginia Gas Affiliates) or, to the Knowledge of Virginia Gas, the Virginia Gas Affiliates and any other party under any of the Contracts to which Virginia Gas or any Virginia Gas Subsidiary is a party, and, to the Knowledge of Virginia Gas, no party to any of the Contracts to which Virginia Gas or any Virginia Gas Subsidiary is a party intends to cancel, terminate or exercise any option under any of such Contracts. With respect to each customer supply or requirements agreement and each vendor agreement with a payment obligation over its term in excess of $25,000 to which Virginia Gas or any Virginia Gas Subsidiary (other than the Virginia Gas Affiliates) is a party, and, to the Knowledge of Virginia Gas, to which any Virginia Gas Affiliate is a party, the copy of such agreement that has been provided by Virginia Gas to NUI accurately discloses: (i) the remaining term of such agreement; (ii) all incentive or other payments paid or to be paid thereunder by Virginia Gas or any Virginia Gas Subsidiary after December 31, 1999; (iii) all purchase commitments or minimum purchase guarantees binding on Virginia Gas or any Virginia Gas Subsidiary for periods after December 31, 1999; and (iv) any deviation in the economic terms thereof from and after December 31, 1999, from those that were in effect under such agreements (or under any similar predecessor agreements) over the course of Virginia Gas' entire fiscal year ended December 31, 1999.

         Section 5.11. LABOR MATTERS. Except as set forth in EXHIBIT 5.11 attached hereto, with respect to employees of Virginia Gas and the Virginia Gas
Subsidiaries: (i) no senior executive, key employee or group of employees has, as of the date hereof, given notice of his or her intention to terminate employment with any of Virginia Gas or the Virginia Gas Subsidiaries; (ii) there is no unfair labor practice charge or complaint against Virginia Gas or any Virginia Gas Subsidiary pending or, to the Knowledge of Virginia Gas, threatened before the National Labor Relations Board or any other comparable authority;
(iii) no grievance or any arbitration proceeding arising out of or under collective bargaining agreements is pending and, to the Knowledge of Virginia Gas, no claims therefor exist or have been threatened; and (iv) there is no litigation, arbitration proceeding, governmental investigation, administrative charge, citation or action of any kind pending or, to the Knowledge of Virginia Gas, proposed or threatened against Virginia Gas or any Virginia Gas Subsidiary relating to employment, employment practices, terms and conditions of employment or wages and hours.

         Neither Virginia Gas nor any Virginia Gas Subsidiary (i) has any collective bargaining relationship or duty to bargain with any Labor Organization (as such term is defined in Section 2(5) of the National Labor Relations Act, as amended); (ii) has recognized or has been requested to recognize any Labor Organization as the collective bargaining representative of any of its employees; and (iii) is, to the Knowledge of Virginia Gas, the subject of any active or threatened organizing effort by any Labor Organization.

         Section 5.12. EMPLOYEE BENEFIT PLANS. For purposes of this Section, the term "Virginia Gas Benefit Plans" shall mean all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus or other incentive plans, and all other employee programs, arrangements or agreements, whether arrived at through collective bargaining or otherwise, all medical, vision, dental and other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including, without limitation, any "employee benefit plan," as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by Virginia Gas or any of the Virginia Gas Subsidiaries or affiliates thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate. Any of the Virginia Gas Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "Virginia Gas ERISA Plan."

         No Virginia Gas Benefit Plan is or has been a multiemployer plan within the meaning of Section 3(37) of ERISA nor has Virginia Gas or any Virginia Gas Subsidiary participated in or withdrawn from a multiemployer plan. All Virginia Gas Benefit Plans are in compliance with the applicable provisions (including, without limitation, any funding requirements or limitations) of ERISA, the Code and any other applicable Laws, the breach or violation of which could have a Material Adverse Effect on the Virginia Gas Companies. No Virginia Gas Benefit Plan provides for post-retirement medical benefit obligations (without regard to COBRA obligations). No Virginia Gas ERISA Plan that is a defined benefit pension plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, and the present fair market value of the assets of any such plan exceeds the plan's "benefit liabilities," as that term is defined in
Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if the plan terminated in accordance with all applicable legal requirements.

         EXHIBIT 5.12 hereto is a true and correct list of all Virginia Gas Benefit Plans. Virginia Gas has provided NUI with access to true and correct copies of each governing document for each Virginia Gas Benefit Plan, together with any amendments, trust agreements (if applicable), insurance contracts, the most recent summary plan description, annual report and audited financial statement for each such plan and the actuarial report for any Virginia Gas Benefit Plan that is a defined benefit pension plan or funded welfare benefit plan. With respect to any Virginia Gas Benefit Plan, Virginia Gas has retained the right to terminate such plan at any time for any reason.

         Except as set forth on EXHIBIT 5.12 hereto, (i) with respect to each Virginia Gas Benefit Plan intended to be qualified under Code Section 401(a), the trust forming a part thereof has received a favorable determination letter from the IRS as to its qualification under the Code and no fact or condition has occurred which could reasonably be expected to result in the disqualification of such Virginia Gas Benefit Plan or adversely affect the tax-exempt status of such trust, (ii) there are no pending or, to the Knowledge of Virginia Gas, threatened claims by or on behalf of any Virginia Gas Benefit Plans (other than routine claims for benefits) and (iii) all contributions, premiums and benefit payments required to be made or paid by Virginia Gas or any Virginia Gas Subsidiary in respect of any Virginia Gas Benefit Plan have been paid within the earliest time required by Law or by the Virginia Gas Benefit Plan.

         Section 5.13. TAX MATTERS. Except as set forth on EXHIBIT 5.13 attached hereto: Virginia Gas and each Virginia Gas Subsidiary that is incorporated under the laws of the United States or of any of the United States are members of the affiliated group, within the meaning of Section 1504(a) of the Code, of which Virginia Gas is the common parent, such affiliated group files a consolidated federal income tax return and neither Virginia Gas nor any of the Virginia Gas Subsidiaries has ever filed a consolidated federal income tax return with (or been included in a consolidated return of) a different affiliated group; Virginia Gas and each of the Virginia Gas Subsidiaries has timely filed or caused to be filed all Tax Returns required to have been filed by or for it, and all information set forth in such Tax Returns is accurate and complete in all material respects; Virginia Gas and each of the Virginia Gas Subsidiaries has paid or made adequate provision on its books and records in accordance with GAAP for all Taxes covered by such Tax Returns; Virginia Gas and each of the Virginia Gas Subsidiaries is in material compliance with, and its records contain all information and documents necessary to comply with, all applicable information reporting and tax withholding requirements under federal, state, local and foreign Laws, and such records identify with specificity all accounts subject to withholding under Section 1441, 1442 or 3406 of the Code or similar provisions of state, local or foreign laws; there is not an amount of unpaid Taxes due and payable by Virginia Gas or any of the Virginia Gas Subsidiaries or by any other person that is or could become a lien on any asset of, or that otherwise could have a Material Adverse Effect on, the Virginia Gas Companies; Virginia Gas and each of the Virginia Gas Subsidiaries has collected or withheld all Taxes required to be collected or withheld by it, and all such Taxes have been paid to the appropriate Governmental Authority or set aside in appropriate accounts for future payment when due; neither Virginia Gas nor any of the Virginia Gas Subsidiaries has granted (or is subject to) any waiver, which is currently in effect, of the period of limitations for the assessment of any Tax; no unpaid Tax deficiency has been assessed or asserted against, or with respect to, Virginia Gas or any of the Virginia Gas Subsidiaries by any Governmental Authority; no power of attorney relating to Taxes that is currently in effect has been granted by, or with respect to, Virginia Gas or any of the Virginia Gas Subsidiaries; there are no currently pending administrative or judicial proceedings, or any deficiency or refund litigation, with respect to Taxes of Virginia Gas or any of the Virginia Gas Subsidiaries, the adverse outcome of which would have a Material Adverse Effect on the Virginia Gas Companies; and any such assertion, assessment, proceeding or litigation disclosed in EXHIBIT 5.13 hereto is being contested in good faith through appropriate measures, and its status is described in EXHIBIT 5.13 hereto; neither Virginia Gas nor any of the Virginia Gas Subsidiaries has made or entered into, or holds any asset subject to, a consent filed pursuant to Section 341(f) of the Code and the regulations thereunder or a "safe harbor lease" subject to Section 168(f)(8) of the Internal Revenue Code of 1954, as amended prior to the Deficit Reduction Act of 1984, and the regulations thereunder; neither Virginia Gas nor any of the Virginia Gas Subsidiaries is required to include in income any amount from an adjustment pursuant to Section 481 of the Code or the regulations thereunder or any similar provision of state or local Law, and Virginia Gas has no Knowledge that any Governmental Authority has proposed any such adjustment; neither Virginia Gas nor any of the Virginia Gas Subsidiaries is obligated to make any payments, or is a party to any Contract that could obligate it to make any payments, that would not be deductible by reason of Sections 162(m) or 280G of the Code; there are no excess loss accounts or deferred intercompany gains with respect to any member of the affiliated group of which Virginia Gas is the common parent which would have a Material Adverse Effect on the Virginia Gas Companies if taken into account; the most recent audited consolidated balance sheet included in the Virginia Gas SEC Reports fully and properly reflects, in all material respects, as of the date thereof, the liabilities of Virginia Gas and the Virginia Gas Subsidiaries for all accrued Taxes and deferred liability for Taxes and, for periods ending after such date, the books and records of each such corporation fully and properly reflect its liability for all accrued Taxes; since April 16, 1997, neither Virginia Gas nor any Virginia Gas Subsidiary has distributed to their respective stockholders or security holders stock or securities of a controlled corporation in a transaction to which Section 355(a) of the Code applies; and Virginia Gas is not, and has not been at any time within the last five years, a "United States real property holding corporation" for purposes of
Section 897 of the Code.

         EXHIBIT 5.13 describes all material and continuing Tax elections, consents and agreements made by or affecting Virginia Gas or any Virginia Gas Subsidiary, lists all types of material Taxes paid and Tax Returns filed by or on behalf of Virginia Gas or any Virginia Gas Subsidiary and expressly indicates each Tax with respect to which Virginia Gas or any Virginia Gas Subsidiary is or has been included in a consolidated, unitary or combined return.

         Section 5.14. COMPLIANCE WITH LAW. The conduct of the businesses of Virginia Gas and the Virginia Gas Subsidiaries and their use of their assets does not violate or conflict, and has not violated or conflicted, with any Law, which violation or conflict could have a Material Adverse Effect on the Virginia Gas Companies.

         Section 5.15. TRANSACTIONS WITH AFFILIATES. Except as set forth in
EXHIBIT 5.15 attached hereto, since December 31, 1998, neither Virginia Gas nor any of the Virginia Gas Subsidiaries has, in the ordinary course of business or otherwise, (i) purchased, leased or otherwise acquired any property or assets or obtained any services from, (ii) sold, leased or otherwise disposed of any property or assets or provided any services to (except with respect to remuneration for services rendered in the ordinary course of business as a director, officer or employee of one or more of Virginia Gas or any Virginia Gas Subsidiary), (iii) entered into or modified in any manner any Contract with, or
(iv) borrowed any money from, or made or forgiven any loan or other advance to, any Other Virginia Gas Interested Person that, considering the matters set forth in clauses (i) through (iv) in the aggregate, exceeded a value of $75,000. Except as set forth in EXHIBIT 5.15, (i) the Contracts of Virginia Gas and the Virginia Gas Subsidiaries do not include any obligation or commitment between Virginia Gas or any of the Virginia Gas Subsidiaries, on the one hand, and any Other Virginia Gas Interested Person, on the other hand, (ii) the assets of Virginia Gas and the Virginia Gas Subsidiaries do not include any receivable or other obligation or commitment from any Other Virginia Gas Interested Person that, in the aggregate, exceeds a value of $75,000 and (iii) the liabilities of Virginia Gas and the Virginia Gas Subsidiaries do not include any payable or other obligation or commitment to any Other Virginia Gas Interested Person that, in the aggregate, exceeds a value of $75,000. Except as set forth in EXHIBIT
5.15 hereto, no Other Virginia Gas Interested Person is a party to any Contract with any customer or supplier of Virginia Gas or any Virginia Gas Subsidiary (excluding the Virginia Gas Affiliates) and, to the Knowledge of Virginia Gas, no Virginia Gas Affiliate is a party to any such Contract, that affects in any manner the business, financial condition or results of operation of any of the Virginia Gas Companies.

         Section 5.16. ENVIRONMENTAL CONDITIONS.

         DEFINITIONS. When used in this SECTION 5.16: "ENVIRONMENTAL LAWS" shall mean any and all federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements of any Governmental Authority regulating, relating to or imposing liability or standards of conduct concerning any Hazardous Materials or environmental protection in effect as of the date of this Agreement or at the Effective Time, together with any amendment or re-authorization thereto or thereof;

         "HAZARDOUS MATERIALS" shall mean any hazardous material, hazardous waste, infectious medical waste, Petroleum and Natural Gas Products, hazardous or toxic substance defined or regulated as such in or under any Environmental Law, including, without limitation, materials exhibiting the characteristics of ignitability, corrosivity, reactivity or extraction procedure toxicity, as such terms are defined as of the date of this Agreement or at the Effective Time in connection with hazardous materials or hazardous wastes or hazardous or toxic substances in any Environmental Law; and

         "PETROLEUM AND NATURAL GAS PRODUCTS" shall mean crude oil, petroleum or fractions thereof, gasoline, diesel fuel, motor oil, waste or used oil, heating oil, kerosene and any other petroleum products and natural gas, natural gas liquids, liquefied natural gas or synthetic gas useable for fuel.

         Except as set forth in EXHIBIT 5.16 attached hereto, and except for such violations that in the aggregate would not have a Material Adverse Effect on the Virginia Gas Companies, (i) neither Virginia Gas nor any Virginia Gas Subsidiary has used, stored, treated, transported, manufactured, refined, handled, produced, disposed of, managed, spilled or released any Hazardous Materials on, under, at, from or in any way affecting any of its properties or assets (including, without limitation, any properties or assets now or previously used, owned or operated by Virginia Gas or any Virginia Gas Subsidiary) or otherwise, in any manner which at the time of the action in question violated any Environmental Law governing the use, storage, treatment, transportation, manufacture, refinement, handling, production, disposal, management, spill or release of Hazardous Materials, and (ii) to the Knowledge of Virginia Gas, no prior owner of such property or asset or any tenant, subtenant, prior tenant or prior subtenant thereof has used Hazardous Materials on, from or in any way affecting any such property or asset, or otherwise, in any manner which at the time of the action in question violated any Environmental Law governing the use, storage, treatment, transportation, manufacture, refinement, handling, production, disposal, management, spill or release of Hazardous Materials.

         Except as set forth in EXHIBIT 5.16 attached hereto, neither Virginia Gas nor any Virginia Gas Subsidiary has any obligations or liabilities, whether absolute or contingent, accrued or unaccrued, asserted or unasserted, known or unknown, or otherwise, that could have a Material

Adverse Effect on the Virginia Gas Companies, and no claims have been made against Virginia Gas or any Virginia Gas Subsidiary and no citations or notices have been issued against Virginia Gas or any Virginia Gas Subsidiary that could have a Material Adverse Effect on the Virginia Gas Companies, and that in the case of any of the foregoing, have been or are imposed by reason of or based upon any provision of any Environmental Laws, including, without limitation, any such obligations or liabilities relating to or arising out of or attributable, in whole or in part, to the manufacture, processing, distribution, use, treatment, storage, production, management, spill, release, disposal, arranging for disposal, transport or handling of any Hazardous Materials by Virginia Gas or any Virginia Gas Subsidiary or, to the Knowledge of Virginia Gas, by any predecessors in interest in connection with or in any way arising from or relating to Virginia Gas or any Virginia Gas Subsidiary or any of their respective properties, or relating to or arising from or attributable, in whole or in part, to the manufacture, processing, distribution, use, treatment, storage, disposal, production, management, spill, release, transport or handling of any such substance by any other person at or on or under any of the real properties owned or used by Virginia Gas or any Virginia Gas Subsidiary.

         Except as set forth on EXHIBIT 5.16 attached hereto, Virginia Gas and the Virginia Gas Subsidiaries have received all Permits as may be required of them under applicable Environmental Laws to conduct their respective businesses, and Virginia Gas and the Virginia Gas Subsidiaries are in compliance in all material respects with the terms and conditions of all such Permits. Neither Virginia Gas nor any Virginia Gas Subsidiary has received any notices or claims, nor, to the Knowledge of Virginia Gas, is there a factual basis for such a claim, that it is a responsible party in connection with any claim or notice asserted pursuant to 42 U.S.C. Section 9601 ET SEQ. ("CERCLA"), or any state superfund law.

         The operation of the business of Virginia Gas and the Virginia Gas Subsidiaries has not adversely impacted any "wetlands" (as that term is currently defined by the U.S. Army Corps of Engineers or any other regulatory agency) located on any of the real property owned, operated or leased by Virginia Gas or any of the Virginia Gas Subsidiaries.

         There are no (i) underground storage tanks, (ii) asbestos containing material or (iii) lead containing material on any real property owned, operated or leased by Virginia Gas or any of the Virginia Gas Subsidiaries, the presence of which could result in a Material Adverse Effect.

         To the Knowledge of Virginia Gas, neither Virginia Gas nor any Virginia Gas Subsidiary has transported or disposed, or allowed or arranged for any third parties to transport or dispose, of any Hazardous Material or other waste to or at a site which, pursuant to CERCLA or any applicable state law, has been placed on the National Priorities List or its state equivalent (a "Superfund Site"). Neither Virginia Gas nor any Virginia Gas Subsidiary has received notice, nor, to the Knowledge of Virginia Gas, do any facts exist that could give rise to any notice, that Virginia Gas or any Virginia Gas Subsidiary is a potentially responsible party with respect to a Federal or state Superfund Site or for corrective action under CERCLA or any other applicable Law. Neither Virginia Gas nor any Virginia Gas Subsidiary has submitted or was required to submit any notice pursuant to Section 103(c) of CERCLA with respect to any real property. Neither Virginia Gas nor any Virginia Gas Subsidiary has received any written or oral request for information in connection with any Federal or state Superfund Site. Neither Virginia Gas nor any Virginia Gas Subsidiary has been requested to, or has undertaken, any response or remedial actions or clean-up actions of any kind at the request of any Governmental Authority or at the request of any other Person.

         Section 5.17. INSURANCE. Except to the extent adequately accrued on the most recent balance sheet contained in the Virginia Gas SEC Reports, neither Virginia Gas nor any Virginia Gas Subsidiary has any obligation (contingent or otherwise) to pay in connection with any insurance policies any retroactive premiums or "retro-premiums" that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

         Section 5.18. INTELLECTUAL PROPERTY. Neither Virginia Gas nor any Virginia Gas Subsidiary currently utilizes, or to the Knowledge of Virginia Gas, has in the past utilized, any existing or pending patent, trademark, trade name, service mark, copyright, software, trade secret or know-how, except for those which are owned, possessed or lawfully used by Virginia Gas or any Virginia Gas Subsidiary in their business operations, and neither Virginia Gas nor any Virginia Gas Subsidiary infringes upon or unlawfully uses any patent, trademark, trade name, service mark, copyright or trade secret owned or validly claimed by another person except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Virginia Gas and the Virginia Gas Subsidiaries own, have a valid license to use or otherwise have the right validly to use all existing and pending patents, trademarks, tradenames, service marks, copyrights and software necessary to carry on their respective businesses substantially as currently conducted, except where the absence of such ownership, valid license or other valid right to use would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

         Section 5.19. FEES AND EXPENSES OF BROKERS AND OTHERS. Neither Virginia Gas nor any Virginia Gas Subsidiary (other than the Virginia Gas Affiliates) and, to the Knowledge of Virginia Gas, none of the Virginia Gas Affiliates (a) has had any dealings, negotiations or communications with any broker or other intermediary in connection with the transactions contemplated by this Agreement,
(b) is committed to any liability for any brokers' or finders' fees or any similar fees in connection with the transactions contemplated by this Agreement or (c) has retained any broker or other intermediary to act on its behalf in connection with the transactions contemplated by this Agreement, except that Virginia Gas has engaged CIBC to represent it in connection with such transactions, and shall pay all of CIBC's fees and expenses in connection with such engagement.

         SECTION 5.20. REGULATION AS UTILITY. Based solely upon an opinion of counsel with respect to Virginia Gas that was delivered in connection with a previous transaction (a true and correct copy of which has been delivered by Virginia Gas to NUI), Virginia Gas is not a "holding company" within the meaning of Section 2(a)(7) of PUHCA as a result of Virginia Gas Distribution Company's business activities. Since the date of such opinion, the business activities of Virginia Gas Distribution Company have been no less favorable to supporting such an opinion than the business activities that formed the basis of such legal opinion.

         Except as set forth on EXHIBIT 5.20 attached hereto, neither Virginia Gas nor any Virginia Gas Subsidiary is subject to regulation as a "public utility" as that phrase is defined in Virginia Code Ann. Section 56-265.1(b) or "public service corporation" as that phrase is defined in Virginia Code Ann.
Section 56-1.

         Neither Virginia Gas nor any Virginia Gas Subsidiary is subject to regulation as a public utility or public service company (or similar designation) in any state other than Virginia.

         Section 5.21. FERC JURISDICTION. Neither Virginia Gas nor any Virginia Gas Subsidiary owns or operates any FERC jurisdictional facilities giving rise to a requirement for approval of the Merger by FERC.

         Section 5.22. ACCURACY OF INFORMATION. Neither this Agreement nor any other document provided by the Virginia Gas Companies or their employees or agents to NUI in connection with the transactions contemplated herein, when this Agreement and such other documents are considered in the aggregate, contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading.

         Section 5.23. ABSENCE OF UNDISCLOSED LIABILITIES. Except as disclosed in the Virginia Gas SEC Reports filed prior to the date of this Agreement, neither Virginia Gas nor any Virginia Gas Subsidiary has, as of the date hereof, or will have, as of the Effective Time, any liabilities or obligations of any kind, whether absolute, accrued, asserted or unasserted, contingent or otherwise, that would be required to be disclosed on a consolidated balance sheet of Virginia Gas, or reflected in the notes thereto, prepared as of such date, in accordance with GAAP, except liabilities, obligations or contingencies that were (a) reflected on or accrued or reserved against in the consolidated balance sheet of Virginia Gas as of December 31, 1999, which is included in the Virginia Gas SEC Reports, or reflected in the notes thereto, or (b) incurred after the date of such balance sheet in the ordinary course of business and consistent with past practices and which, individually or in the aggregate, would not have a Material Adverse Effect on the Virginia Gas Companies. Neither Virginia Gas nor any Virginia Gas Subsidiary is a party to any Contract, or subject to any charter or other corporate or partnership restriction, or subject to any judgment, order, writ, injunction, decree, rule or regulation, which will have a Material Adverse Effect on the Virginia Gas Companies.

         Section 5.24. OPINION OF FINANCIAL ADVISOR. Virginia Gas has received the opinion of CIBC to the effect that, as of the date hereof, the exchange ratio contemplated in this Agreement is fair to the holders of shares of Virginia Gas Common Stock from a financial point of view.

         Section 5.25. VIRGINIA GAS YEAR 2000 COMPLIANCE. The Virginia Gas Companies did not suffer any Material Adverse Effect in connection with their efforts to prepare for, or remediation efforts related to, the ability of their computer applications (including software, firmware, hardware and other similar or related items of automated computerized or software systems) to perform properly date sensitive functions for all dates, before and after January 1, 2000 ("Year 2000 Compliance"), or in connection with any failure by any vendor, customer or other third party to achieve Year 2000 Compliance.

         Section 5.26. VOTE REQUIRED. The affirmative vote of the holders of a majority of the outstanding shares of Virginia Gas Common Stock entitled to vote thereon is the only vote of the holders of any class or series of Virginia Gas' capital stock necessary to adopt this Agreement. The Board of Directors of Virginia Gas (at a meeting duly called and held) has (a) unanimously approved this Agreement and the transactions contemplated hereby, (b) determined that the Merger is fair to and in the best interests of the holders of Virginia Gas Common Stock, (c) resolved to recommend this Agreement to such holders for adoption and (d) directed that this Agreement be submitted to holders of Virginia Gas Common Stock.

         Section 5.27. SECTION 203 OF THE DGCL; STATE TAKEOVER STATUTES. Prior to the date hereof, the Board of Directors of Virginia Gas has approved this Agreement and the transactions contemplated hereby and such approval is sufficient to render inapplicable to the Merger and any of such other transactions the provisions of Section 203 of the DGCL. No other state takeover statute or similar statute or regulation applies or purports to apply to this Agreement, the Merger or any of the other transactions contemplated hereby and no provision of the Certificates or Articles of Incorporation, bylaws or other governing instruments of any of the Virginia Gas Companies would, directly or indirectly, restrict or impair the ability of NUI to vote, or otherwise to exercise the rights of a stockholder with respect to, shares of the Virginia Gas Companies that may be acquired or controlled by NUI as contemplated by this Agreement.

         Section 5.28. VIRGINIA GAS AFFILIATES AND PARTNERSHIPS.

         There are no claims, including, without limitation, claims of breach of fiduciary duty or unlawful payment of distributions, pending or threatened by any shareholder of the Virginia Gas Affiliates against the board of directors or any other shareholder of the Virginia Gas Affiliates. All borrowings by the Virginia Gas Affiliates have been approved by all necessary action, including, without limitation, all shareholder action required by the Bylaws of the Virginia Gas Affiliates.

         Virginia Gas has provided NUI with true and correct copies of all governing documents related to the Virginia Gas Partnerships and of all other documents relating to the Virginia Gas Partnerships reasonably requested by NUI that are in the possession of Virginia Gas or which Virginia Gas has the right to obtain. To the Knowledge of Virginia Gas, no action has been taken or is pending for the dissolution or liquidation of any of the Virginia Gas Partnerships. Virginia Gas has not been requested to make any additional capital contributions that currently remain unfunded or otherwise outstanding and, to the Knowledge of Virginia Gas, no such additional capital contribution requests are contemplated with respect to any Virginia Gas Partnership.

         Section 5.29. CERTAIN AGREEMENTS.

         Virginia Gas and Michael L. Edwards have duly executed and delivered the Change of Control Agreement, dated as of the date hereof, in the form previously provided to NUI (the "Edwards Agreement"). The Edwards Agreement is in full force and effect, constitutes the valid and binding agreement of the parties thereto and is enforceable against the parties thereto in accordance with its terms.

         Simultaneously with the execution of this Agreement, Virginia Gas, the Town of Saltville, Virginia, and the Saltville Industrial Development Authority shall enter into the Contract of Sale in the form of EXHIBIT 5.29 attached hereto (the "Saltville Purchase Agreement"). The Saltville Purchase Agreement, when executed and delivered by the parties thereto, will be in full force and effect, will constitute the valid and binding agreement of the parties thereto, and will be enforceable against the parties thereto in accordance with its terms.

                                   ARTICLE VI

                                    COVENANTS

         Section 6.1. CONDUCT OF THE BUSINESSES OF NUI AND VIRGINIA GAS. Except as otherwise expressly provided in this Agreement, during the period from the date of this Agreement to the Effective Time, Virginia Gas and the Virginia Gas Subsidiaries (other than the Virginia Gas Affiliates) will conduct their respective operations according to their ordinary and usual course of business and consistent with past practice, and will use their respective reasonable best efforts to preserve intact their respective business organizations, to keep available the services of their officers and employees and to maintain satisfactory relationships with licensors, licensees, suppliers, contractors, distributors, customers and others having material business relationships with them (and, with respect to the Virginia Gas Affiliates and the Virginia Gas Partnerships, Virginia Gas will not approve or otherwise take, or refrain from taking, any action in its capacity as a stockholder or partner that is inconsistent with the foregoing). Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, prior to the Effective Time, neither Virginia Gas nor any of the Virginia Gas Subsidiaries (other than the Virginia Gas Affiliates) will, and, with respect to the Virginia Gas Affiliates and the Virginia Gas Partnerships, Virginia Gas will not approve or otherwise take, or refrain from taking, any action that may facilitate or result in the following actions, without the prior written consent of NUI:amend its Certificates or Articles of Incorporation, bylaws, partnership or joint venture agreements or other organizational documents;authorize for issuance or issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities or interests, except as required by the terms of any Virginia Gas Benefit Plan existing on the date hereof, or any options, warrants, rights or other securities outstanding as of the date hereof and disclosed pursuant to this Agreement; split, combine or reclassify any shares of its capital stock or declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or redeem or otherwise acquire any of its securities or any securities of the Virginia Gas Subsidiaries or the Virginia Gas Partnerships; (A) incur or assume any Funded Debt (as defined below) not currently outstanding, (B) assume, guarantee, endorse or otherwise become liable or responsible for the obligations of any person except Virginia Gas or a Virginia Gas Subsidiary (other than a Virginia Gas Affiliate), (C) make any loans, advances or capital contributions to, or investments in, any other person, (D) enter into any Contract, or alter, amend, modify or exercise any option under any existing Contract, other than in the ordinary course of business or in connection with the transactions contemplated by this Agreement,
(E) authorize any single capital expenditure which is in excess of $50,000 or capital expenditures which are, in the aggregate, in excess of $75,000, other than capital expenditures pursuant to Contracts entered into prior to the date hereof and reflected in Virginia Gas' fiscal 2000 capital budget furnished to NUI prior to the date hereof or (F) incur or permit to exist any mortgage, lien, encumbrance, charge, claim, restriction, pledge, security interest or imposition affecting any of its assets, except as disclosed on EXHIBIT 5.9 attached hereto; adopt or amend (except as may be required by Law or as provided in this Agreement) any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, pension, retirement, deferred compensation, employment, severance or other employee benefit agreements, trusts, plans, funds or other arrangements for the benefit or welfare of any director, officer or employee, or (except for normal increases in the ordinary course of business that are consistent with past practices and that, in the aggregate, do not result in a material increase in benefits or compensation expense) increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any existing plan or arrangement (including, without limitation, the granting of stock options, stock appreciation rights, shares of restricted stock or performance units) or enter into any Contract, agreement, commitment or arrangement to do any of the foregoing; acquire, sell, lease or dispose of any material assets outside the ordinary course of business; take any action other than in the ordinary course of business and in a manner consistent with past practice with respect to accounting policies or practices; make any Tax election or settle or compromise any federal, state, local or foreign income Tax liability involving, in the aggregate, an amount in excess of $75,000; except for the payment of professional fees, pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in Virginia Gas' audited consolidated balance sheets as of December 31, 1999, or incurred in the ordinary course of business since the date thereof; hold any meeting of its stockholders except to the extent required by the request of the stockholders entitled to call a meeting under the Virginia Gas bylaws or the DGCL; take any action that would or is reasonably likely to result in any of the conditions set forth in ARTICLE VII not being satisfied as of the Closing Date; make any filing with any Governmental Authority to materially change rates on file; voluntarily engage in any activities which could be reasonably expected to cause a change in Virginia Gas' status under PUHCA; or agree in writing or otherwise to take any of the foregoing actions.

For purposes of this Section, "Funded Debt" shall mean, without duplication, (i) all indebtedness for borrowed money or which has been incurred in connection with the acquisition of assets, (ii) all rentals payable under capitalized leases, and (iii) all guaranties of Funded Debt of others.

Except as otherwise expressly provided in this Agreement, prior to the Effective Time, NUI will not, without the prior written consent of Virginia Gas, take any action that would or is reasonably likely to result in any of the conditions set forth in ARTICLE VII not being satisfied as of the Closing Date.

NUI and Virginia Gas agree that, during the period from the date of this Agreement to the Effective Time: (i) they will cause representatives of their respective companies to meet in person or telephonically, no less frequently than every two weeks, to discuss the operations and business prospects of their companies; and (ii) Virginia Gas will promptly advise NUI of the occurrence of any Material Adverse Effect with respect to the Virginia Gas Companies, and NUI will promptly advise Virginia Gas of the occurrence of any Material Adverse Effect with respect to the NUI Companies.

         SECTION 6.2. NO SOLICITATION.

                  Prior to the Effective Time, Virginia Gas agrees that neither it nor any of the Virginia Gas Subsidiaries (other than the Virginia Gas Affiliates) or any of their respective directors, officers, employees, agents or representatives will, directly or indirectly, (i) solicit, initiate, facilitate or encourage (including by way of furnishing or disclosing non-public information) any inquiries or the making of any proposal with respect to any merger, consolidation or other business combination involving Virginia Gas or any Virginia Gas Subsidiary, or the acquisition of all or any significant part of the assets or capital stock of Virginia

Gas or any Virginia Gas Subsidiary (an "ACQUISITION TRANSACTION") or (ii) negotiate, explore or otherwise engage in discussions with any individual, partnership, corporation, business trust, limited liability company, limited liability partnership, joint stock company, trust, unincorporated association, joint venture or other entity (each, a "Person") (other than NUI and its representatives) with respect to any Acquisition Transaction, or which may reasonably be expected to lead to a proposal for an Acquisition Transaction, or enter into any agreement, arrangement or understanding with respect to any such Acquisition Transaction; PROVIDED, HOWEVER, that Virginia Gas may, in response to an unsolicited written proposal from a third party regarding a Superior Proposal (as hereinafter defined), furnish information to and engage in discussions and negotiations with such third party, but only if the Board of Directors of Virginia Gas determines in good faith, after consultation with its financial advisors and based upon the advice (in the form of a written reasoned opinion) of outside independent counsel, that failing to take such action would result in a breach of the fiduciary duties of such Board of Directors under applicable Law; and PROVIDED, FURTHER, that with respect to the Virginia Gas Affiliates, Virginia Gas will not approve or otherwise take, or refrain from taking, any action in its capacity as a stockholder that would permit a Virginia Gas Affiliate to take any action that the Virginia Gas Subsidiaries are prohibited from taking pursuant to the foregoing. It is understood and agreed, without limitation of Virginia Gas' obligations, that any violation of this
SECTION 6.2 by any director, officer, investment banker, financial advisor, attorney or other advisor or representative of Virginia Gas, whether or not such Person is purporting to act on behalf of Virginia Gas, or otherwise, shall be deemed to be a breach of this SECTION 6.2 by Virginia Gas.

                  Virginia Gas agrees that it and the Virginia Gas Subsidiaries (other than the Virginia Gas Affiliates), and their respective directors, officers, employees, agents and representatives, shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Person (other than NUI and its representatives) conducted heretofore with respect to any Acquisition Transaction. Virginia Gas agrees to promptly advise NUI in writing of the existence of (y) any inquiries or proposals (or desire to make a proposal) received by (or indicated to), any such information requested from, or any negotiations or discussions sought to be initiated or continued with, Virginia Gas and the Virginia Gas Subsidiaries, or any of their respective directors, officers, employees, agents or representatives, in each case from a Person (other than NUI and its representatives) with respect to an Acquisition Transaction, and (z) the terms thereof, including the identity of such third party and the terms of any financing arrangement or commitment in connection with such Acquisition Transaction, and to update on an ongoing basis or upon NUI's reasonable request, the status thereof. As used herein, "SUPERIOR PROPOSAL" means a bona fide, written and unsolicited proposal or offer made by any Person (or group) (other than NUI) with respect to an Acquisition Transaction on terms which, as determined by the Board of Directors of Virginia Gas in good faith and in the exercise of reasonable judgment (based on the written advice of independent financial advisors), is at a higher price and more favorable to Virginia Gas and its stockholders than the transactions contemplated hereby.

         SECTION 6.3. THE REGISTRATION STATEMENT; LISTING.

                  Virginia Gas and NUI shall, as soon as practicable following the execution of this Agreement, file with the SEC a draft of the Joint Proxy Statement/Prospectus (in a form mutually agreeable to Virginia Gas and NUI) as preliminary proxy materials under the Exchange Act. Virginia Gas and NUI shall cooperate to respond promptly to any comments made by the SEC with respect thereto.

                  Upon resolution of any SEC comments with respect to the draft Joint Proxy Statement/Prospectus, or at such other time as may be mutually determined by the parties hereto,

NUI shall file the Registration Statement (including the then-current draft of the Joint Proxy Statement/Prospectus) with the SEC, and shall: after consultation with Virginia Gas, respond promptly to any comments made by the SEC with respect thereto; PROVIDED, HOWEVER, that NUI will not file any amendment or supplement to the Registration Statement without first furnishing to Virginia Gas a copy thereof for its review and will not file any such proposed amendment or supplement to which Virginia Gas reasonably and promptly objects; use its best efforts to cause the Registration Statement to become effective under the Securities Act as soon as practicable, and Virginia Gas shall cause the Joint Proxy Statement/Prospectus to be mailed to its stockholders at the earliest practicable time after effectiveness of the Registration Statement; to the extent required by applicable Law, cause the registration or qualification of the NUI Common Stock to be issued upon conversion of shares of Virginia Gas Common Stock in accordance with this Agreement under the state securities or "Blue Sky" laws of each state of residence of a record holder of Virginia Gas Common Stock as reflected in its stock transfer ledger; promptly advise Virginia Gas (A) when the Registration Statement becomes effective, (B) when, prior to the Effective Time, any amendment to the Registration Statement shall be filed or become effective, (C) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (D) of the receipt by NUI of any notification with respect to the suspension of the registration or qualification of NUI Common Stock for sale in any jurisdiction or the institution or threatening of any proceeding for that purpose;use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof; anduse its best efforts to cause the shares of NUI Common Stock to be issued upon conversion of shares of Virginia Gas Common Stock in accordance with this Agreement to be listed for trading on the NYSE upon official notice of issuance.

         If, at any time when the Joint Proxy Statement/Prospectus is required to be delivered under the Securities Act or the Exchange Act, any event occurs as a result of which the Joint Proxy Statement/Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Joint Proxy Statement/Prospectus to comply with the Securities Act or the Exchange Act or the respective rules thereunder, Virginia Gas and NUI will cooperate to permit NUI promptly to prepare and file with the SEC, subject to clause (0) of this SECTION 6.3, an amendment or supplement that will correct such statement or omission or effect such compliance.

         SECTION 6.4. ACCESS TO INFORMATION; CONFIDENTIALITY AGREEMENT.

         Between the date of this Agreement and the Effective Time, Virginia Gas will (i) give to NUI and its authorized representatives reasonable access during normal business hours to all plants, offices, warehouses and other facilities and to all books and records of Virginia Gas and the Virginia Gas Subsidiaries (other than the Virginia Gas Affiliates), and will use its best efforts to provide such access with respect to the Virginia Gas Affiliates, (ii) permit NUI to make such inspections as it may reasonably request and (iii) cause its officers and those of the Virginia Gas Subsidiaries (other than the Virginia Gas Affiliates) to furnish such financial and operating data and other information in the possession of Virginia Gas or to which Virginia Gas has the right to obtain with respect to the business and properties of the Virginia Gas Companies as may from time to time reasonably be requested. Subject to SECTION 6.7 hereof, all such information shall be kept confidential in accordance with the Confidentiality Agreement.

         Notwithstanding the execution of this Agreement, the Confidentiality Agreement shall remain in full force and effect through the Effective Time. Each party hereto hereby waives the provisions of the Confidentiality Agreement as and to the extent necessary to permit the solicitation of votes of the stockholders of Virginia Gas pursuant to the Joint Proxy Statement/Prospectus and to permit consummation of the transactions contemplated hereby. Each party further acknowledges that the Confidentiality Agreement shall survive any termination of this Agreement pursuant to SECTION 8.1 hereof.

         The Virginia Gas Companies shall provide to NUI and its agents access to all real property to which any Virginia Gas Company has, or has the right to obtain, access for the purpose of conducting Phase I environmental assessments. If the results of any Phase I environmental site assessment relating to a location set forth on EXHIBIT 6.4 attached hereto reasonably indicates that a Phase II environmental site assessment is prudent under the circumstances, Virginia Gas shall provide to NUI and its agents access to conduct such Phase II environmental site assessment. If the results of any Phase I environmental site assessment relating to a location other than a location set forth on EXHIBIT 6.4 attached hereto reasonably indicates that a Phase II environmental site assessment is prudent under the circumstances, NUI may request that Virginia Gas provide to NUI and its agents access to conduct such Phase II environmental site assessment. Subject to the provisions of SECTION 8.1(d)(iv) hereof, Virginia Gas may grant or deny such access in its sole discretion.

         Section 6.5. BEST EFFORTS. Subject to the terms and conditions herein provided and subject to fiduciary obligations under applicable Law as advised by counsel, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper and advisable under applicable Law, to consummate and make effective the transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary action. NUI and Virginia Gas will execute any additional instruments necessary to consummate the transactions contemplated hereby.

         Section 6.6. CONSENTS. Virginia Gas and NUI each will use its best efforts to obtain consents of, and make all required filings with, all third parties and Governmental Authorities necessary to the consummation of the transactions contemplated by this Agreement, including, without limitation, all consents required with respect to the HSR Act and the approval of the VSCC.

         Section 6.7. PUBLIC ANNOUNCEMENTS. The parties hereto have agreed upon the text of a joint press release announcing, among other things, the execution of this Agreement, which joint press release shall be disseminated promptly following the execution hereof. Virginia Gas and NUI will consult with each other before issuing any additional press release or otherwise making any additional public statement with respect to this Agreement, the Merger or the transactions contemplated herein and shall not issue any such press release or make any such public statement prior to such consultation or as to which the other party promptly and reasonably objects, except as may be required by Law in the written reasoned opinion of such party's counsel or by obligations pursuant to any listing agreement with any national securities exchange or inter-dealer quotation system, in which case the party proposing to issue such press release or make such public announcement shall use its best efforts to consult in good faith with the other party before issuing any such press release or making any such public announcements.

         Section 6.8. AFFILIATES. Virginia Gas shall use its best efforts to cause each principal executive officer, each director and each other person who may be deemed to be an "affiliate," for purposes of Rule 145 under the Securities Act, of Virginia Gas to deliver to NUI at or prior to the Effective Time a written agreement (substantially in the form of EXHIBIT 6.8 attached hereto) to the effect that such person will not offer to sell, sell or otherwise dispose of any shares of NUI Common Stock issued in the Merger, except, in each case, pursuant to an effective registration statement or in compliance with Rule 145, as amended from time to time, or in a transaction which, in the opinion of legal counsel satisfactory to NUI, is exempt from the registration requirements of the Securities Act.

         Section 6.9. INTENTIONALLY OMITTED.

         Section 6.10. LETTER OF VIRGINIA GAS' ACCOUNTANTS. Virginia Gas shall use its best efforts to cause to be delivered to NUI two letters from Arthur Anderson, LLP, one dated a date within two business days before the date on which the Registration Statement shall become effective and one dated the Closing Date, in form and substance reasonably satisfactory to NUI and Virginia Gas and customary in scope and substance for agreed-upon procedures letters delivered by independent accountants in connection with registration statements similar to the Registration Statement

         Section 6.11. LETTER OF NUI'S ACCOUNTANTS. NUI shall use its best efforts to cause to be delivered to Virginia Gas two letters from Arthur Andersen, LLP, one dated a date within two business days before the date on which the Registration Statement shall become effective and one dated the Closing Date, in form and substance reasonably satisfactory to Virginia Gas and NUI and customary in scope and substance for agreed-upon procedures letters delivered by independent accountants in connection with registration statements similar to the Registration Statement.

         Section 6.12. OPINIONS OF FINANCIAL ADVISORS. Virginia Gas shall use its best efforts to cause CIBC to provide its opinion, as of a date no earlier than three business days prior to the date that the Joint Proxy Statement/Prospectus is mailed to stockholders of Virginia Gas, as to the fairness of the exchange ratio contemplated in this Agreement to the stockholders of Virginia Gas from a financial point of view, as contemplated by this Agreement, and shall include such updated opinion in the Joint Proxy Statement/Prospectus.

         SECTION 6.13. INDEMNIFICATION; INSURANCE.Except as may be limited by applicable Law, from the Effective Time and for a period of six years thereafter, NUI shall cause Virginia Gas to maintain all rights of indemnification existing in favor of the directors and officers of Virginia Gas on terms no less favorable than those provided in the Amended and Restated Certificate of Incorporation and Bylaws of Virginia Gas on the date of this Agreement with respect to matters occurring prior to the Effective Time.

         NUI shall cause to be maintained in effect for six years from the Effective Time the current policies for directors' and officers' liability insurance maintained by Virginia Gas (provided that NUI may substitute therefor policies of at least the same coverage containing terms and conditions that are not materially less advantageous) with respect to matters occurring prior to the Effective Time, to the extent such insurance is available to NUI in the market.

         SECTION 6.14. PUHCA AND THE NATURAL GAS ACT. None of the parties hereto shall, nor shall any party permit any of its Subsidiaries to, without the other party's consent, which consent shall not be unreasonably withheld, conditioned or delayed, engage in any activities that would (i) cause a change in its status or that of its Subsidiaries under PUHCA, including, without limitation, the registration by either party under PUHCA or (ii) result in jurisdiction by FERC over the Merger.

         None of the parties hereto shall, nor shall any party permit any of its Subsidiaries to, without the other party's consent, which consent shall not be unreasonably withheld, conditioned or delayed, fail to take such actions that are necessary to (i) preserve existing exemptions from registration under PUHCA or (ii) allow the Merger to proceed without a requirement for approval by FERC.

         Section 6.15. INTERIM FINANCING.

         Attached hereto as EXHIBIT 6.15 is a term sheet setting forth the principal terms of certain financing to be provided to Virginia Gas by NUI Capital Corp., a wholly-owned subsidiary of NUI. Virginia Gas and NUI agree (and NUI agrees to cause NUI Capital Corp.) to work diligently and in good faith to complete the financing described in EXHIBIT 6.15 in accordance with the terms thereof.

         Section 6.16. AMENDMENT OF AGREEMENT IN CERTAIN CIRCUMSTANCES.

         In the event that the transactions contemplated by the Registration Statement on Form S-4 filed by NUI Holding Company on February 9, 2000 (Registration No. 333-30092), have been consummated prior to the Effective Time, the parties hereto agree to (i) enter into an amendment to this Agreement, or to amend and restate this Agreement in its entirety, to provide for the substitution of NUI Holding Company for NUI herein, and to amend any other provisions herein that may be required in order to give full effect to the transactions contemplated herein; and (ii) at the election of NUI, to enter into an amendment to this Agreement, or to amend and restate this Agreement in its entirety, to provide for the merger of Virginia Gas with and into Merger Subsidiary with Merger Subsidiary being the surviving corporation in the Merger.

                                   ARTICLE VII

               CONDITIONS PRECEDENT TO CONSUMMATION OF THE MERGER

         Section 7.1. CONDITIONS PRECEDENT TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each party to consummate the Merger is subject to the satisfaction at or prior to the Effective Time of the following conditions precedent: the transactions contemplated in this Agreement shall have been adopted by the affirmative vote of the stockholders of Virginia Gas by the requisite vote in accordance with the DGCL; no order, decree or injunction shall have been enacted, entered, promulgated or enforced by any United States court of competent jurisdiction or any Governmental Authority which prohibits the consummation of the Merger; PROVIDED, HOWEVER, that the parties hereto shall use their best efforts to have any such order, decree or injunction vacated or reversed; the Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order suspending such effectiveness shall have been issued and remain in effect;(i) any waiting period applicable to the Merger under the HSR Act shall have terminated or expired,
(ii) all applicable requirements of the Exchange Act shall have been satisfied,
(iii) all NUI Required Consents and Virginia Gas Required Consents shall have been made or obtained (as the case may be) and become final and (iv) any applicable filings under state securities, "Blue Sky" or takeover laws shall have been made; the receipt by the parties hereto, based on customary assumptions and on representations set forth in certificates of officers of NUI and Virginia Gas, of the opinion of Hunton & Williams addressed to the board of directors of NUI and the board of directors of Virginia Gas (dated the date of the Effective Time) to the effect that, for United States federal income tax purposes, (i) the Merger will constitute a "reorganization" under Section 368(a) of the Code, (ii) no gain or loss will be recognized by NUI, Merger Subsidiary or Virginia Gas upon consummation of the Merger, (iii) no gain or loss will be recognized by stockholders of Virginia Gas upon the exchange of shares of Virginia Gas Common Stock solely for shares of NUI Common Stock (including any fractional share interest) in the Merger, (iv) the aggregate basis of shares of NUI Common Stock (including any fractional share interest) received by a Virginia Gas stockholder in the Merger will be the same as the aggregate basis of the shares of Virginia Gas Common Stock exchanged therefor, (v) the holding period for shares of NUI Common Stock (including any fractional share interest) received by a Virginia Gas stockholder in the Merger will include the holding period for the shares of Virginia Gas Common Stock exchanged therefor, if such shares of Virginia Gas Common Stock are held as a capital asset at the Effective Time and (vi) cash received in lieu of a fractional share of NUI Common Stock will be treated as having been received as full payment in exchange for such fractional share; and the shares of NUI Common Stock required to be issued hereunder shall have been listed for trading on the NYSE subject to official notice of issuance.

         Section 7.2. CONDITIONS PRECEDENT TO OBLIGATIONS OF VIRGINIA GAS. The obligations of Virginia Gas to consummate the Merger are subject to the satisfaction or waiver at or prior to the Effective Time of the following conditions precedent: there shall have occurred no material adverse change in the business, financial condition or results of operations of the NUI Companies, taken as a whole, from the date hereof to the Effective Time; the representations and warranties of NUI contained in ARTICLE IV shall be true and correct in all respects (as to representations and warranties qualified or limited by the term "Material Adverse Effect," the word "material," or phrases of like import), and in all material respects (as to representations and warranties not so qualified or limited) when made and at and as of the Effective Time with the same force and effect as if those representations and warranties had been made at and as of such time except (i) to the extent such representations and warranties speak as of a specified earlier date, and (ii) as otherwise contemplated or permitted by this Agreement; NUI shall, in all material respects, have performed all obligations and complied with all covenants necessary to be performed or complied with by it under this Agreement on or before the Effective Time; Virginia Gas shall have received a certificate of the President and Chief Executive Officer or Senior Vice President and Chief Operating Officer of NUI, in form satisfactory to counsel for Virginia Gas, certifying fulfillment of the matters referred to in paragraphs (0) through (0) of this SECTION 7.2; Virginia Gas shall have received a satisfactory opinion from CIBC pursuant to SECTION 6.12 as to the fairness of the exchange ratio contemplated in this Agreement, from a financial point of view, to the stockholders of Virginia Gas; all proceedings, corporate or other, to be taken by NUI in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to Virginia Gas and counsel for Virginia Gas, and NUI shall have made available to Virginia Gas for examination the originals or true and correct copies of all documents that Virginia Gas may reasonably request in connection with the transactions contemplated by this Agreement; andVirginia Gas shall have received each of the accountants' letters contemplated by SECTION 6.11 hereof to be received by it.

         Section 7.3. CONDITIONS PRECEDENT TO OBLIGATIONS OF NUI. The obligations of NUI to consummate the Merger are subject to the satisfaction or waiver at or prior to the Effective Time of the following conditions precedent: there shall have occurred no material adverse change in the business, financial condition or results of operations of the Virginia Gas Companies, taken as a whole, from the date hereof to the Effective Time; the representations and warranties of Virginia Gas contained in
ARTICLE V shall be true and correct in all respects (as to representations and warranties qualified or limited by the term "Material Adverse Effect," the word "material," or phrases of like import), and in all material respects (as to representations and warranties not so qualified or limited) when made and at and as of the Effective Time with the same force and effect as if those representations and warranties had been made at and as of such time except (i) to the extent such representations and warranties speak as of a specified earlier date, and (ii) as otherwise contemplated or permitted by this Agreement; Virginia Gas shall, in all material respects, have performed all obligations and complied with all covenants necessary to be performed or complied with by it on or before the Effective Time; NUI shall have received a certificate of the President and Chief Executive Officer or Vice President and Chief Financial Officer of Virginia Gas, in form satisfactory to counsel for NUI, certifying fulfillment of the matters referred to in paragraphs (0) through (0) of this
SECTION 7.3; The Edwards Agreement shall be in full force and effect in accordance with its terms and shall not have been amended, modified, repudiated or rejected; all proceedings, corporate or other, to be taken by Virginia Gas in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to NUI and NUI's counsel, and Virginia Gas shall have made available to NUI for examination the originals or true and correct copies of all documents that NUI may reasonably request in connection with the transactions contemplated by this Agreement; NUI shall have received from each person specified in SECTION
6.8 hereof the written agreement referred to in such SECTION 6.8; NUI shall have received each of the accountants' letters contemplated by SECTION 6.10 hereof to be received by it; No event shall have occurred that would, with or without the passage of time or compliance with any applicable notice requirements or both constitute a default under or give rise to a right of termination with respect to (i) the Firm Pipeline Service Agreement, dated as of February 5, 1999, by and between Virginia Gas Pipeline Company and Roanoke Gas Company and (ii) the Firm Pipeline Service Agreement, dated as of April 17, 1997, by and between Virginia Gas Pipeline Company and United Cities Gas Company (collectively, the "Pipeline Company Contracts"), and the Pipeline Company Contracts shall be in full force and effect in accordance with their terms; The Saltville Purchase Agreement shall be in full force and effect and shall not have been amended, modified, repudiated or rejected; PROVIDED, HOWEVER, that the transactions contemplated by the Saltville Purchase Agreement may have been consummated prior to the Effective Time in accordance with the terms thereof; and No Virginia Gas Affiliate or Virginia Gas Partnership shall have taken any of the actions described in SECTION 6.1 hereof which actions, considered in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Virginia Gas Companies.

                                  ARTICLE VIII

                         TERMINATION; AMENDMENT; WAIVER

         Section 8.1. TERMINATION. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time notwithstanding adoption thereof by the stockholders of Virginia Gas, but prior to the Effective Time: by mutual written consent of Virginia Gas and NUI; by Virginia Gas or NUI, if the Effective Time shall not have occurred on or before December 31, 2000; PROVIDED, HOWEVER, that if all conditions provided in ARTICLE VII hereof, other than one or more of the conditions provided in SECTION 7.1(0) hereof, have been satisfied or waived, and diligent efforts are being undertaken to satisfy such conditions, then the references to December 31, 2000, in this SECTION 8.1(0) shall be deemed to be the date that is 12 months from the date of this Agreement (provided that the right to terminate this Agreement under this SECTION 8.1(0) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or has resulted in the failure of the Effective Time to occur on or before such date); by Virginia Gas if there has been a material breach by NUI of any representation, warranty, covenant or agreement set forth in this Agreement, which breach has not been cured within ten business days following receipt by NUI of notice of such breach; by NUI if (i) the transactions contemplated in this Agreement shall have been voted on by holders of Virginia Gas Common Stock at a meeting duly convened therefor, and the votes shall not have been sufficient to satisfy the condition set forth in SECTION 7.1(0) hereof, (ii) there has been a material breach by Virginia Gas of any representation, warranty, covenant or agreement set forth in this Agreement, which breach has not been cured within ten business days following receipt by Virginia Gas of notice of such breach, (iii) the Board of Directors of Virginia Gas should fail to recommend to its stockholders adoption of the transactions contemplated by this Agreement or such recommendation shall have been made and subsequently withdrawn, amended or modified in any manner adverse to NUI, (iv) Virginia Gas elects not to provide to NUI and its agents access to conduct a Phase II environmental site assessment at a location other than those set forth in
EXHIBIT 6.4 attached hereto following a request by NUI for such access pursuant to SECTION 6.4 hereof, or (v) the Average NUI Price is less than $19.00 and NUI provides written notice of termination to Virginia Gas prior to the close of business on the second trading day following the Determination Date; by Virginia Gas, if (1) it, based on the advice of outside legal counsel to Virginia Gas that such action is necessary in order for the Board of Directors of Virginia Gas to comply with its fiduciary duties under applicable Law, subject to complying with the terms of this Agreement, enters into a binding written agreement concerning a transaction that constitutes a Superior Proposal and Virginia Gas notifies NUI in writing that it intends to enter into such an agreement, attaching the most current version of such agreement to such notice,
(2) NUI does not make, within two business days of receipt of Virginia Gas' written notification of its intention to enter into a binding agreement for a Superior Proposal, an offer to enter into an amendment to this Agreement such that the Board of Directors of Virginia Gas determines, in good faith after consultation with its financial advisors, that this Agreement as so amended is at least as favorable, from a financial point of view, to the stockholders of Virginia Gas as the Superior Proposal and (3) Virginia Gas prior to such termination pays to NUI in immediately available funds any fees required to be paid pursuant to SECTION 8.3 hereof. Virginia Gas agrees (A) that it will not enter into a binding agreement referred to in clause (1) above until at least the third business day after it has provided the notice to NUI required thereby and (B) to notify NUI promptly if its intention to enter into a written agreement referred to in its notification shall change at any time after giving such notification; by Virginia Gas or NUI, if any court of competent jurisdiction in the United States or other United States Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable; or by Virginia Gas in the event the financing arrangements contemplated by SECTION
6.15 hereof (i) in the case of the Initial Financing (as defined in EXHIBIT 6.15) is not consummated within 30 days after the date hereof or (ii) the Bridge Financing (as defined in EXHIBIT 6.15) is not consummated within 90 days after the date hereof (provided that, in each such case, the right to terminate this Agreement under this SECTION 8.1(G) shall not be available to Virginia Gas if an action or failure to act on the part of Virginia Gas has been the cause of or has resulted in the failure of such financing to be consummated).

         Section 8.2. EFFECT OF TERMINATION. If this Agreement is terminated under SECTION 8.1 hereof and the Merger is not consummated, this Agreement shall forthwith become void and have no effect, without any liability on the part of either party or its directors, officers or stockholders, other than the provisions of SECTION 6.4(0), this SECTION 8.2,
SECTION 8.3 and SECTION 9.8.

         SECTION 8.3. TERMINATION FEE. If this Agreement is terminated (i) by NUI pursuant to SECTION 8.1(0) hereof, and the failure of the Effective Time to occur has been caused by or is attributable to any failure by Virginia Gas to fulfill any of its obligations under this Agreement, (ii) by NUI pursuant to
SECTION 8.1(0)(i) through (iii) hereof or (iii) by Virginia Gas pursuant to
SECTION 8.1(0) hereof, and, in the case of any of the foregoing, if Virginia Gas is not entitled to terminate this Agreement by reason of SECTION 8.1(0) hereof, then Virginia Gas shall promptly (and in any event within five days of receipt by Virginia Gas of written notice from NUI) pay to NUI (by wire transfer of immediately available funds to an account designated by NUI) an amount equal to all documented out of pocket expenses and fees incurred by NUI in connection with the transactions contemplated by this Agreement (such expenses to be referred to herein as the "Out of Pocket Expenses," and to include fees and expenses payable to all legal, financial, accounting, public relations and other professional advisors) and a termination fee in an amount equal to (i) $2.5 million, plus (ii) an amount equal to the product of the amount of additional outstanding debt incurred by the Virginia Gas Companies following the date of this Agreement times .04. If this Agreement is terminated by NUI pursuant to
Section 8.1(d)(iv) hereof, and if Virginia Gas is not entitled to terminate this Agreement by reason of SECTION 8.1(c) hereof, then Virginia Gas shall promptly (and in any event within five days of receipt by Virginia Gas of written notice from NUI) pay to NUI (by wire transfer of immediately available funds to an account designated by NUI) an amount equal to NUI's Out-of-Pocket Expenses.

         If this Agreement is terminated by Virginia Gas (i) pursuant to SECTION 8.1(0) hereof, and the failure of the Effective Time to occur has been caused by or is attributable to any failure by NUI to fulfill any of its obligations under this Agreement or (ii) pursuant to SECTION 8.1(0) hereof and, in the case of any of the foregoing, if NUI is not otherwise entitled to terminate this Agreement, then NUI shall promptly (and in any event within five days of receipt by NUI of written notice from Virginia Gas) pay to Virginia Gas (by wire transfer of immediately available funds to an account designated by Virginia Gas) an amount equal to the Out of Pocket Expenses of Virginia Gas and a termination fee in an amount equal to $2.5 million.

         The termination fees contemplated in this SECTION 8.3 shall constitute liquidated damages for any termination of this Agreement in the circumstances set forth herein, as the actual damages of the parties in such circumstances would be difficult or impossible to prove. Such termination fees, together with the expense reimbursement provisions of this SECTION 8.3, shall be the sole remedies of the parties hereto in the event this Agreement is terminated pursuant to SECTION 8.1 hereof.

         Section 8.4. AMENDMENT. This Agreement may be amended by action taken by NUI, Merger Subsidiary and Virginia Gas at any time before or after adoption of this Agreement by the stockholders of Virginia Gas but, after any such adoption, no amendment shall be made that would have any of the effects specified in DGCL Section 251(d) without the approval of the stockholders affected thereby. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         SECTION 8.5. EXTENSION; WAIVER. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto by the other parties hereto or (c) waive compliance with any of the agreements or conditions contained herein by the other parties hereto. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE IX

                                  MISCELLANEOUS

         Section 9.1. ENTIRE AGREEMENT; ASSIGNMENT. This Agreement (a) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes, except as set forth in SECTION 6.4(0) hereof, all other prior agreements and understandings, both written and oral, between the parties or any of them with respect to the subject matter hereof, and (b) subject to the provisions of SECTION 6.16(a) hereof, shall not be assigned by operation of law or otherwise.

         Section 9.2. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telecopy, telegram or telex, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

                  if to NUI or Merger Subsidiary:

                           NUI Corporation
                           550 Route 202-206
                           P.O. Box 760
                           Bedminster, New Jersey 07921-0760
                           Attention:  James R. Van Horn, Esq.
                           Facsimile:  (908) 781-0718

                  with a copy to:

                           Hunton & Williams
                           Riverfront Plaza, East Tower
                           951 East Byrd Street
                           Richmond, Virginia  23219-4074
                           Attention:  Gary E. Thompson, Esq.
                           Facsimile:  (804) 788-8218

                  if to Virginia Gas:

                           Virginia Gas Company
                           200 East Main Street
                           Abingdon, Virginia 24210
                           Attention:  Mr. Michael L. Edwards
                           Facsimile:  (540) 619-5254
                  with a copy to:

                           Penn, Stuart & Eskridge
                           P. O. Box 2288
                           208 East Main Street
                           Abingdon, Virginia 24210
                           Attention:  Elizabeth A. McClanahan, Esq.
                           Facsimile:  (540) 628-4918

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

         Section 9.3. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. The parties hereto specifically authorize any action, suit or proceeding to be instituted and prosecuted in any state or federal court located in Delaware. The parties hereto, whether or not Delaware residents, hereby waive any plea or claim of lack of personal jurisdiction or improper venue in any such action brought to enforce this Agreement.

         Section 9.4. DESCRIPTIVE HEADINGS. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         Section 9.5. PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and, except for the rights of persons entitled to the indemnification and insurance benefits pursuant to
SECTION 6.13 hereof, nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

         Section 9.6. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

         Section 9.7. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof.

         Section 9.8. FEES AND EXPENSES. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated, except that the expenses incurred in connection with printing and mailing the Joint Proxy Statement/Prospectus and printing the Registration Statement, and the filing fees related to the Registration Statement and the HSR filing, shall be shared equally by NUI and Virginia Gas.

         Section 9.9. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner, to the end that the transactions contemplated hereby are fulfilled to the extent possible.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed on its behalf by its officer thereunto duly authorized, all as of the day and year first above written.

                          NUI CORPORATION

                          By:    /S/ A. MARK ABRAMOVIC
                             --------------------------------------------------
                          Name:  A. Mark Abramovic
                          Its:   Senior Vice President, Chief Operating
                                 Officer and Chief Financial Officer

                          VGC ACQUISITION, INC.

                          By:    /S/ A. MARK ABRAMOVIC
                             --------------------------------------------------
                          Name:  A. Mark Abramovic
                          Its:   Vice President and Chief Financial Officer

                          VIRGINIA GAS COMPANY

                          By:    /S/ M. L. EDWARDS
                             --------------------------------------------------
                          Name:  Michael L. Edwards
                          Its:   President and Chief Executive Officer







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